UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under to §240.14a-12

PHARMERICA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2010

PharMerica Corporation’s Annual Meeting of Stockholders will be held on May 26, 2010, at 9:00 a.m. local time. We will meet at the Louisville Marriott Downtown, 280 West Jefferson Street, Louisville, Kentucky 40202 (the “Annual Meeting”). If you owned common stock at the close of business on April 6, 2010, you may vote at the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, we plan to:

1.	elect nine directors for a term to expire at the Annual Meeting of Stockholders in 2011;

2.	approve an amendment and restatement of the Company’s Amended and Restated 2007 Omnibus Incentive Plan;

3.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other proposals for the Annual Meeting.

It is important that your common stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 26, 2010

The Proxy Statement and 2009 Annual Report are available at www.pharmerica.com/proxy.

On behalf of the Board of Directors of

PharMerica Corporation,

GREGORY S. WEISHAR

Chief Executive Officer

Louisville, Kentucky

April 26, 2010

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED

PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED

AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

i

ii

PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 26, 2010

INFORMATION ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PharMerica Corporation (“we,” “us,” “our,” or the “Company”) for the Company’s Annual Meeting of Stockholders to be held on Wednesday, May 26, 2010 at 9:00 a.m. local time, at the Louisville Marriott Downtown, 280 West Jefferson Street, Louisville, Kentucky 40202 and thereafter as it may from time to time be adjourned or postponed (the “Annual Meeting”). This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 26, 2010.

Who May Vote

Each stockholder of record at the close of business on April 6, 2010 (the “Record Date”) is entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 30,642,669 shares of our common stock, par value of $.01 per share (the “common stock”) outstanding. On the Record Date, there were no shares of Preferred Stock, par value $.01, outstanding. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

How You May Vote

You may vote (i) in person by attending the Annual Meeting or (ii) by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1.	FOR the election of each of the nine nominees named herein to the Board of Directors for a term to expire at the Annual Meeting of Stockholders in 2011;

2.	FOR the approval of the amendment and restatement of the Company’s Amended and Restated 2007 Omnibus Incentive Plan (the “Omnibus Incentive Plan”);

3.	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

How You May Revoke or Change Your Vote

Proxies may be revoked at any time prior to the Annual Meeting in the following ways:

•	by giving written notice of revocation to the Secretary of the Company;

•	by giving a later dated proxy; or

•	by attending the Annual Meeting and voting in person.

Quorum Requirement

The Company is required to have a quorum of stockholders present to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting in determining a quorum. If a quorum is not present at the Annual Meeting, we will be forced to reconvene the Annual Meeting at a later date.

Required Vote

Every holder of record of shares of common stock entitled to vote at a meeting of stockholders will be entitled to one vote for each share outstanding in his or her name on the books of the Company at the close of business on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by one or more inspectors of election, appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.

With respect to the election of directors, a nominee for director will be elected to the Board by a vote of the majority of the votes cast. In other words, if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election then that nominee will be elected as a director. However, the directors will be elected by a plurality of the votes cast at any stockholder meeting where (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Company first mails its notice of meeting for the Annual Meeting to the stockholders. For the Annual Meeting, none of the nominees were nominated by stockholders.

The affirmative vote of a majority of votes cast, provided that the total vote cast on the proposal represents over 50% of the outstanding common stock entitled to vote on the proposal, is required for the approval of the amendment and restatement of the Omnibus Incentive Plan. The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve all other matters to be voted upon at the Annual Meeting.

How Abstentions will be Treated

Abstentions will have no effect on the election of directors. Abstentions will not be counted as a vote for or against the proposal to amend and restate the Omnibus Incentive Plan, but will be counted for purposes of determining whether the total votes cast on the proposal represents over 50% of the outstanding common stock entitled to vote on the proposal. For all other proposals, abstentions will have the same effect as votes against a proposal.

How Broker-Non Votes will be Treated

Your shares may be voted if they are held in the name of a brokerage firm or bank (a “Broker”), even if you do not provide the Broker with voting instructions. Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of the independent registered public accounting firm of the Company is considered a routine matter. The election of directors and the approval of the amendment and restatement of the Omnibus Incentive Plan are not considered routine matters. Broker non-votes are shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and the Broker is barred from exercising its discretionary authority to vote the shares because the proposal is a non-routine matter. With respect to the election of directors and the approval of the amendment and restatement of the Omnibus

Incentive Plan, Broker non-votes will not be counted as votes for or against these proposals. Broker non-votes will not be counted in the determination of whether the total votes cast on the proposal represents over 50% of the outstanding common stock entitled to vote on the proposal.

EXPLANATORY NOTE

The Company was formed on October 23, 2006 by Kindred Healthcare, Inc. (“Kindred”) and AmerisourceBergen Corporation (“AmerisourceBergen”) for the purpose of consummating the transactions contemplated by the Master Transaction Agreement dated October 25, 2006, as amended (the “Master Agreement”). Pursuant to the Master Agreement, Kindred and AmerisourceBergen, through a series of transactions (collectively, the “Pharmacy Transaction”), spun-off and combined their respective institutional pharmacy businesses, Kindred Pharmacy Services and PharMerica Long-Term Care, into a new, stand-alone, publicly traded company. The Pharmacy Transaction was consummated on July  31, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of nine directors: Frank E. Collins, Esq., W. Robert Dahl, Jr., Marjorie W. Dorr, Thomas P. Gerrity, Ph.D., Thomas P. Mac Mahon, Daniel N. Mendelson, Robert A. Oakley, Ph.D., Geoffrey G. Meyers, and Gregory S. Weishar. Our Certificate of Incorporation, as amended, and By-laws provide that the number of directors constituting the Board will not be fewer than three, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the Board. The Board has fixed the number of directors at nine.

The Nominating and Corporate Governance Committee has recommended that the nine directors listed in the table below be nominated for election for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the nominees has consented to be named in this proxy statement and to serve as a member of our Board if elected. In the event that a nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board, but in no event will the proxy be voted for more than nine nominees as directors. Our management has no reason to believe that the nominees will not serve if elected. There is no family relationship between any of the current directors or persons nominated to become a director.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

The following table sets forth the name, age and position with the Company of each of the nine nominees up for election as a director of the Company:

Name	Age	Position
Frank E. Collins, Esq.	56	Director
W. Robert Dahl, Jr.	53	Director
Marjorie W. Dorr	48	Director
Thomas P. Gerrity, Ph.D.	68	Director
Thomas P. Mac Mahon	63	Director
Daniel N. Mendelson	45	Director
Geoffrey G. Meyers	65	Director
Robert A. Oakley, Ph.D.	63	Director
Gregory S. Weishar	55	Chief Executive Officer and Director

Frank E. Collins, Esq. Mr. Collins has served as a director since July 31, 2007. Mr. Collins serves as Chair of the Nominating and Governance Committee of the Board and served as a member of the Compensation Committee from June 2008 to June 2009. Mr. Collins was the Senior Vice President, Legal and Administration and Secretary of Sierra Health Services, Inc. (“Sierra”) from 2001 to February 2008. Sierra was acquired by United Health Group Incorporated (“United”) in February 2008. Mr. Collins now serves as the Deputy General Counsel of United. Mr. Collins joined Sierra in 1986 as General Counsel and Secretary. From 1981 to 1986, Mr. Collins was employed by Blue Cross and Blue Shield of Kansas City, originally as Staff Legal Counsel and in early 1986 as Associate General Counsel. Mr. Collins also served as counsel for the Missouri Division of Insurance from 1979 to 1981, where he was responsible for providing legal advice on insurance and HMO-related regulatory issues. Mr. Collins received his Juris Doctor from the University of Missouri at Kansas City School of Law and is a member of the Missouri Bar Association.

As a result of Mr. Collins’ experiences as General Counsel at a public managed healthcare organization, he possesses expertise in the areas of corporate governance, human resources and regulatory compliance and brings experience in the healthcare industry.

W. Robert Dahl, Jr. Mr. Dahl has served as a director since July 24, 2008. Mr. Dahl serves as a member of the Audit Committee. Mr. Dahl is currently the Chief Operating Officer of Arrowhawk Capital Partners, an investment company, a post he has held since September 2009. From May 2007 to November 2009 he was the Vice President of Strategic Business Development and Vice Chairman of the Board of Directors of Golden Pond Healthcare, Inc. From April 1999 until June 2006, Mr. Dahl served as the head of Global Healthcare for the Carlyle Group, a leading private equity firm with over $50 billion of equity under management, where he was responsible for the firm’s investments in the healthcare field. Prior to Carlyle, Mr. Dahl served as co-head of healthcare investment banking in North America at Credit Suisse First Boston. Mr. Dahl is also a director of Slate Pharmaceuticals, Inc. and Amkai LLC. Mr. Dahl received a BA from Middlebury College and an MBA from the Harvard Graduate School of Business Administration.

Mr. Dahl’s experience as a certified public accountant, investment banker, financial advisor and healthcare private equity investor provides him with financial literacy and expertise and knowledge of the healthcare industry, along with expertise in mergers and acquisitions.

Marjorie W. Dorr. Ms. Dorr has served as a director since January 22, 2009. Ms. Dorr served as Executive Vice President and Chief Strategy Officer for WellPoint, Inc. Ms. Dorr held various executive positions while at WellPoint including President and Chief Executive Officer of WellPoint’s Northeast Region SBU, where she was responsible for operations in several states. Ms. Dorr joined WellPoint through the merger in 2004 of WellPoint and Anthem, Inc. At the time of the merger, Ms. Dorr served as President of Anthem Blue Cross and Blue Shield’s East region. Ms. Dorr received her bachelor of business administration degree from the University of Iowa and her master of business administration degree from the University of Chicago Graduate School of Business.

Ms. Dorr’s experience as a senior executive of a large health benefits company equips her with expertise in pharmacy reimbursement practices and strategic planning.

Thomas P. Gerrity, Ph.D. Mr. Gerrity has served as a director since July 31, 2007. Mr. Gerrity serves as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board. Mr. Gerrity served as interim Chair of the Audit Committee from November 2007 to March 2008. Mr. Gerrity was the Dean of the Wharton School of the University of Pennsylvania from July 1990 to June 1999. Since then he has been Professor of Management and Dean Emeritus at the Wharton School of the University of Pennsylvania. Mr. Gerrity also serves as a director of Internet Capital Group, Inc. and as a member of the Corporation of the Massachusetts Institute of Technology. Mr. Gerrity is the Chairman of the Advisory Board of Arden Fund I, a private real estate investment fund managed by the Arden Group in Philadelphia, Pennsylvania. Mr. Gerrity served as a director of Sunoco, Inc. from 1990 to May 2010. Mr. Gerrity served as a director of

Federal National Mortgage Association (“Fannie Mae”) from September 1991 until December 2006 and served as the Chair of Fannie Mae’s Audit Committee from January 1999 until May 2006. He was also a director of Knight-Ridder, Inc. from 1998 to 2006; CVS Corporation from 1995 to 2007; and Hercules, Inc. from 2003 to 2008.

Mr. Gerrity, by virtue of his senior management experience and his positions at the University of Pennsylvania, and by virtue of his education, possesses financial literacy and expertise, as well as strategic planning and management, information systems and technology, organizational change management and corporate governance experience.

Thomas P. Mac Mahon. Mr. Mac Mahon has served as Chairman of the Board since July 31, 2007. He is also a member of the Compensation Committee and served as the Chair of the Compensation Committee from July 2007 to February 2008. Mr. Mac Mahon has served as a director of the Laboratory Corporation of America Holdings (“LabCorp”) since 1995. In addition, Mr. Mac Mahon served as a non-executive Chairman of the Board of LabCorp from January 2007 to May 2009; Executive Chairman of the Board from April 1996 to December 2006; and Vice-Chairman of the Board from April, 1995. From January 1997 until his retirement in December, 2006, Mr. Mac Mahon served as President and Chief Executive Officer and a member of the Executive and Management Committees of LabCorp. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche, Inc. from 1993 to December 1996 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon is a director and Corporate Governance Committee Chairperson of Express Scripts, Inc. and was a director of Golden Pond Healthcare from November 2007 to November 2009.

Mr. Mac Mahon’s experience as a former Chief Executive Officer and Chairman of the Board, and as a board member at premier clinical laboratory and pharmacy benefits management services companies provides him with in-depth knowledge of the healthcare and pharmacy services and distribution industries. Mr. Mac Mahon, by virtue of his previous senior-level executive positions and current board experiences, possesses executive compensation experience.

Daniel N. Mendelson. Mr. Mendelson has served as a director since July 31, 2007. Mr. Mendelson is Chairman of the Compensation Committee and will be a member of the Nominating and Governance Committee until the 2010 Annual Meeting of Shareholders. Mr. Mendelson is CEO of Avalere Health LLC (“Avalere Health”), a strategic advisory company that provides guidance and syndicated research for clients in the healthcare industry, government and the not-for-profit sector. Prior to founding Avalere Health in 2000, he served as Associate Director for Health at the White House Office of Management and Budget in Washington, D.C. Mr. Mendelson has been a director of Coventry Healthcare, Inc. since May 2005.

As a leading national expert in Medicare, Medicaid and other public health care programs, Mr. Mendelson has a deep understanding of the Company’s strategic imperatives in each of these lines of business. As Chief Executive Officer of Avalere Health, Mr. Mendelson advises Fortune 500 companies on policy issues of relevance to the Company, such as long-term care operations, reimbursement systems, clinical quality measures, evidence-based medicine, and health information technology. Mr. Mendelson’s prior experience as a White House policy official also lends perspective on how federal and state health care policies are developed, and how they impact the full range of health care companies.

Geoffrey G. Meyers. Mr. Meyers has served as a director since November 17, 2009. On February 1, 2010, Mr. Meyers became a member of the Nominating and Governance Committee. Mr. Meyers is the retired Chief Financial Officer and Executive Vice President and Treasurer for Manor Care, Inc. where he had responsibility for administration and financial management from 1988 until 2006 and was a director of Health Care and Retirement Corp., a predecessor of Manor Care, Inc., from 1991 to 1998. Mr. Meyers currently is Chairman of the Board of the Trust Company of Toledo, a northwestern Ohio trust bank. He is also Treasurer of the Board of Directors of Mercy Health Partners, the northern region of Catholic Health Partners. He has been appointed a part-time member of senior management at flexible solar panel manufacturer, Xunlight Corporation. He received his BS from Northwestern University and his MBA from The Ohio State University.

Mr. Meyers has over two decades of experience in the long term care industry, which provides us with valuable insight into the needs and operations of our customer base. Having served as the Chief Financial Officer of a large public company he also has expertise in finance and accounting matters, investor relations, human resources, information technologies, purchasing, corporate communications, risk management, reimbursement, strategic planning and development and acquisitions.

Robert A. Oakley, Ph.D. Mr. Oakley has served as a director since March 24, 2008. Mr. Oakley serves as the Chairman of the Audit Committee. Since 2003, Mr. Oakley has served as the Shepard Executive-in-Residence in the Fisher College of Business at The Ohio State University. In 2003, Mr. Oakley retired after more than 25 years service with the Columbus, Ohio-based Nationwide Companies, one of the largest diversified insurance and financial services organizations in the world. Mr. Oakley served on the Boards of Ohio Casualty Corporation from March 2003 to September 2008, First Mercury Financial Corporation from January 2008 to August 2009 and the Physicians Assurance Corporation from January 2008 to August 2009. He received his BS from Purdue University and both an MBA and PhD in Finance from The Ohio State University.

Mr. Oakley’s possesses financial literacy and expertise from his experiences as a former Chief Financial Officer and chair of audit committees at leading insurance and financial services companies, along with expertise in investor relations, information technology, corporate communications, risk management and strategic planning.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since January 14, 2007. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation, from 1994.

Mr. Weishar has substantial senior executive experience in the pharmacy services industry and as Chief Executive Officer of the Company has intimate knowledge of our industry and business.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the nine directors listed above to hold office until the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. In making this recommendation with respect to Mr. Gerrity, the Nominating and Governance Committee placed significant value on Mr. Gerrity’s considerable skills and diverse experiences and was aware of and took into consideration Mr. Gerrity’s service on the Board of Directors and Audit Committee of Federal National Mortgage Association, which restated its audited financial statements for certain periods during which Mr. Gerrity was Chair of its Audit Committee.

Required Vote

A nominee for director will be elected to the Board by a vote of the majority of the votes cast.

CORPORATE GOVERNANCE

Meetings

During 2009, the Board held a total of eight regular meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board during the period which he/she was a director and (ii) the total number of meetings of all Board Committees on which he/she served during the period which he/she was a director. With exception of one meeting, the non-management members of the Board have met in executive session at each regularly scheduled meeting of the Board. In addition, if this group of non-management directors includes directors who do not satisfy the independence requirements of the New York Stock Exchange (the “NYSE”), an executive session including only “independent” directors is scheduled at least once a year. The non-executive Chairman of the Board presides at meetings of the non-management directors and independent directors to the extent that he is present at the meetings.

It is the policy of the Board to encourage its members to attend the Company’s Annual Meeting of Stockholders. Seven out of eight directors attended the Company’s 2009 Annual Meeting of Stockholders.

Board Committees

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee setting forth the responsibilities of the committees can be found under the “For Investors—Corporate Governance” section of our website at www.pharmerica.com and such information is also available in print to any stockholder who requests it through our Investor Relations department. We periodically review and revise the committee charters. A summary of the composition of each committee and its responsibilities is set forth below.

Name	Audit	Nominating and Corporate Governance	Compensation
Frank E. Collins, Esq.	—	Chairman
W. Robert Dahl, Jr.	Member	—	—
Marjorie W. Dorr	—	—	Member
Thomas P. Gerrity, Ph.D.	Member	Member	—
Thomas P. Mac Mahon	—	—	Member
Daniel N. Mendelson	—	Member	Chairman
Geoffrey G. Meyers	—	Member	—
Robert A. Oakley, Ph.D.	Chairman	—	—
Gregory S. Weishar	—	—	—

Audit Committee

The Company has a standing Audit Committee established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee held a total of nine meetings in 2009. The Board has determined that Mr. Oakley, Mr. Gerrity and Mr. Dahl are each qualified as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that they are “independent” within the meaning of the listing standards of the NYSE and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) relating to directors serving on audit committees.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s executive and director compensation programs, including executive base salaries, bonuses, performance based awards and other equity awards, and for administering the Company’s equity compensation plans. Pursuant to its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. The Compensation Committee held a total of eight meetings in 2009. The Compensation Committee reviews periodic reports from the CEO and other officers as to the performance and compensation of the officers, employees and directors.

Pursuant to its charter, the Compensation Committee has the sole authority, at the Company’s expense, to retain and terminate a consulting firm to assist in the evaluation of director, CEO or executive officer compensation, and in furtherance thereof to retain legal counsel and other advisors.

The Company’s executive compensation program was initially adopted as part of the formation of the Company. Mercer Human Resource Consulting (“Mercer”) was retained in 2006 to serve as an outside compensation consultant to the Company. The Compensation Committee also retained Mercer to serve as the outside Compensation Consultant with respect to setting fiscal year 2007 and 2008 compensation. In April 2008, the Compensation Committee retained Frederic W. Cook & Co. (“Cook”) to serve as the Company’s outside compensation consultant for subsequent periods. See the discussion under “Compensation Discussion and Analysis” for more information on Mercer’s role and Cook’s role in assisting the Company with its compensation policies and programs.

Cook is retained only by the Compensation Committee to assist in the determination, amount and form of executive and non-employee director compensation. Neither Cook nor any of its affiliates provides any additional services to the Company or its affiliates.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee of the Board is to (i) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board); (ii) select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders and nominees to fill vacancies on the Board; (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; (iv) oversee the evaluation of the Board, its committees and management; and (v) oversee, in concert with the Audit Committee, compliance rules, regulations and ethical standards for the Company’s directors, officers and employees, including corporate governance issues and practices. While the Nominating and Corporate Governance Committee has no formal process for identifying nominees, if it is deemed appropriate, the Nominating and Corporate Governance Committee may consider candidates recommended by any other source, including stockholders and business and other organizational networks. The Nominating and Corporate Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate candidates for consideration. The Nominating and Corporate Governance Committee held five meetings in 2009.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to suggest a candidate for director for inclusion in the Company’s proxy statement must submit a written notice to the Company’s Corporate Secretary at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. The written notice must include:

(1)	The name, address, and telephone number of the stockholder who is recommending a candidate for consideration;

(2)	The class and number of shares of the Company which the recommending stockholder owns;

(3)	The name, address, telephone number and other contact information of the candidate;

(4)	The consent of each candidate to serve as director of the Company if so elected;

(5)	The candidate’s knowledge of matters relating to the Company’s industry, the candidate’s experience as a director or senior officer of other public or private companies and the candidate’s educational and work background;

(6)	The candidate’s involvement in legal proceedings within the past five years; and

(7)	The candidate’s and the candidate’s family members’ relationship with the Company, the Company’s competitors, creditors or other persons with special interests regarding the Company.

In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee will use the same evaluation criteria and process as that used by the Nominating and Corporate Governance Committee for other candidates. The Nominating and Corporate Governance Committee evaluates the candidates in accordance with its Policy for Evaluation for Nominees to the Board of Directors, which sets forth the following factors to be considered:

•	Whether the candidate is “independent” and does not, and has not, had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	Whether the candidate is an “audit committee financial expert” and/or “financially literate”;

•

Whether the candidate has the personal attributes necessary for successful service on the Board, such as character and integrity, a high level of education and business experience, broad based business acumen, an understanding of the Company’s business and the institutional pharmacy industry generally, strategic thinking, a willingness to share ideas, a network of contacts and diversity of experiences and expertise;

•	Whether the candidate has been the chief executive officer or a senior executive officer of a public company or another complex organization;

•

Whether the candidate serves on other boards of directors; directors employed in a full-time position may not sit on the boards of directors of more than two other public companies and directors employed part-time or full-time in academia may not sit on the boards of directors of more than three other public companies. There is no limit on the number of non-public company boards on which directors may sit;

•	Whether the candidate will add value to the Board or a committee thereof by virtue of particular knowledge, experience, technical expertise, specialized skills or contacts;

•	Whether the candidate, if an existing director, is suitable for continued service;

•	Whether the candidate is under the age of 75;

•	Whether the candidate’s responses to the directors and officers questionnaire reveal areas of potential problems or concerns; and

•	Whether there are any other relevant issues with respect to the candidate.

The Policy for Evaluation for Nominees to the Board of Directors specifies that diversity of experiences and expertise is a factor to be considered by the Nominating and Governance Committee in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Our Company engaged a third-party search firm to conduct a search for the board position that was filled by Geoffrey G. Meyers. Mr. Meyers was presented as a candidate by the third-party search firm.

Board Independence

Our Corporate Governance Guidelines provide for director independence standards consistent with those of the NYSE and the federal securities laws. These standards require the Board to affirmatively determine that each “independent” director has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director. The Board has determined that the following directors are “independent” as required by the NYSE listing standards and the

Company’s Corporate Governance Guidelines: Mr. Collins, Mr. Dahl, Ms. Dorr, Mr. Gerrity, Mr. Mac Mahon, Mr. Mendelson, Mr. Oakley and Mr. Meyers.

All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors as defined in the NYSE listing standards and in the standards in the Company’s Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Mendelson, who serves as Chair, and Mr. Mac Mahon and Ms. Dorr, each of whom is independent under NYSE listing standards. None of the members of the Compensation Committee is a former or current officer or employee of the Company or has any interlocking relationship as set forth in SEC rules.

Section 16(a) Beneficial Ownership Reporting

Based solely upon a review of the copies of the forms furnished to the Company and written representations from officers and directors of the Company that no other reports were required, during the year ended December 31, 2009, all filing requirements under Section16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Code of Ethics

The Company has a Code of Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer.

The Code of Conduct and Ethics is available on the Company’s website at www.pharmerica.com and may also be obtained in print upon request from the Company’s Secretary. The Company will post amendments to or waivers from the Code of Conduct and Ethics to the extent applicable to the Company’s principal executive officer, principal financial officer and principal accounting officer on its website.

Corporate Governance Guidelines

The Board has adopted the PharMerica Corporation Corporate Governance Guidelines (the “Guidelines”). The Guidelines reflect the principles by which the Company will operate. The Guidelines cover various topics, including, but not limited to, Board size, director independence and other qualification standards, Board and committee composition, Board operations, director compensation and continuing education, director responsibilities, management succession, and annual performance evaluations. A copy of the Guidelines is available at the Company’s website at www.pharmerica.com and may also be obtained in print upon request from the Company’s Secretary.

The Company’s Chief Executive Officer and Director, Gregory S. Weishar, certified to the NYSE on or about June 11, 2009, pursuant to Section 303A.12(a) of the NYSE’s listing standards, that he was not aware of any violation by the Company of the NYSE’s corporate governance listing standards as of that date.

Board Leadership Structure and Role in Risk Management

The Company’s Board is comprised of nine directors, eight of whom are considered “independent.” Our Chief Executive Officer, Gregory S. Weishar, is our only employee-director. Outside director Thomas P. Mac Mahon serves as Chairman of the Board. The Board delegates certain duties as described above to its Audit, Nominating and Corporate Governance, and Compensation Committees. The Chairmen of these committees, respectively are independent directors Robert A. Oakley, Frank E. Collins and Daniel N. Mendelson. We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board is responsible for leading the Board in the execution of its fiduciary duties. The Chairman presides over meetings of the full Board.

The full Board is responsible for the Company’s risk oversight process. The Board delegates to appropriate committees the oversight of particular subject areas of risk that are under the purview of those committees. For example, financial risk is overseen by the Audit Committee, while utilizing compensation strategies addressing Section 162(m) of the Internal Revenue Code is within the purview of the Compensation Committee. Strategic risks are overseen by the full Board. The Board (or appropriate Committee) receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory compliance, and strategic risk. The chairman of each committee reports to the full Board during the committee reports portion of the next Board meeting each of the material matters considered by the committee. This reporting process enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of the Board’s risk oversight responsibilities it has established an enterprise risk management program, which at the management level, is overseen by the chief financial officer. Enterprise risks are identified and prioritized by management and the board and a mitigation plan is developed. Management regularly reports on risk mitigation to the relevant committee or the board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the board or committee. The enterprise risk management program as a whole is reviewed at an annual board strategy session.

Communication with the Board of Directors

It is the policy of the Company to facilitate communications of stockholders with the Board. Communications to the directors must be in writing and sent Certified Mail to the Board of Directors c/o the Executive Vice President and Chief Financial Officer to the Company’s headquarters at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. All communications must be accompanied by the following information:

•	if the person submitting the communication is a stockholder, a statement of the type and amount of shares of the Company that the person holds;

•

if the person submitting the communication is not a stockholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to Directors under the Company’s policy:

•

communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally;

•	communications that advocate the Company engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of the Company.

Upon receipt, each communication will be entered into an intake record maintained for this purpose, including the name of the person submitting the communication, the date and time of receipt of the communication, the information concerning the person submitting the communication required to accompany the communication and a brief statement of the subject matter of the communication. The record will also indicate the action taken with respect to the communication. The personnel responsible for receiving and processing the communications will review each communication to determine whether the communication satisfies the procedural requirements for submission under the Policy and Procedures for Stockholder Communication with Directors and the substance of the communication is of a type that is appropriate for delivery to the directors under the criteria set forth above. Communications determined to be appropriate for delivery to directors will be assembled by the responsible personnel for delivery and delivered to the directors on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Communications directed to the Board as a whole, but relating to the area of competence of one of the Board’s committees, will be delivered to that committee, with a copy to the Chairman of the Board.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2009.

Name	Fees Paid in Cash Earned in 2009	Stock Awards (1)(3)	Option Awards (2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total
Frank E. Collins (3)	$69,500	$80,003	$—	$5,103	$154,606
W. Robert Dahl, Jr. (3)	$64,500	$80,003	$—	$21,863	$166,366
Marjorie W. Dorr (4)	$54,958	$113,340	$59,098	$—	$227,396
Thomas P. Gerrity, Ph.D. (3)	$72,000	$80,003	$—	$—	$152,003
Thomas P. MacMahon (3)	$76,000	$80,003	$—	$—	$156,003
Daniel N. Mendelson (3)	$75,500	$80,003	$—	$(5,108)	$150,395
Geoffrey G. Meyers (4)	$8,280	$46,671	$119,958	$—	$174,909
Robert A. Oakley, Ph.D. (3)	$74,500	$80,003	$—	$—	$154,503

(1)	All stock awards are restricted stock awards and are in shares of the Company’s common stock and all options are to purchase shares of the Company’s common stock. These amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 4, 2010.

(2)	The table below sets forth the grant date fair value of each equity award granted in 2009 computed in accordance with FASB ASC Topic 718:

	Restricted Stock		Stock Options
Name	Number of Awards Granted in 2009	Grant Date Fair Value	Number of Awards Granted in 2009	Grant Date Fair Value
Frank E. Collins	4,348	$80,003	—	$—
W. Robert Dahl, Jr.	4,348	$80,003	—	$—
Marjorie W. Dorr (2a)	4,348	$80,003	—	$—
	2,098	$33,337	13,831	$59,098
Thomas P. Gerrity, Ph.D.	4,348	$80,003	—	$—
Thomas P. Mac Mahon	4,348	$80,003	—	$—
Daniel N. Mendelson	4,348	$80,003	—	$—
Geoffrey G. Meyers (2b)	3,099	$46,671	29,268	$119,958
Robert A. Oakley, Ph.D.	4,348	$80,003	—	$—

(2a)	Ms. Dorr joined the board in January 2009. The amounts in the second line represent Ms. Dorr’s initial annual restricted stock award pro-rated for her period of service from the date of her appointment through the 2009 Annual Meeting of Stockholders and her initial grant of stock options.

(2b)	Mr. Meyers joined the board in November 2009. The amount represents Mr. Meyers’ initial annual restricted stock award pro-rated for his period of service from the date of his appointment through the 2010 Annual Meeting of Stockholders and his initial grant of stock options.

(3)	The table below sets forth the aggregate number of shares of restricted stock and the aggregate number of stock options held by each non-employee director as of December 31, 2009.

	Aggregate Awards Outstanding at December 31, 2009
Name	Restricted Stock	Stock Options
Frank E. Collins	8,305	15,424
W. Robert Dahl, Jr.	7,831	9,568
Marjorie W. Dorr	6,446	13,831
Thomas P. Gerrity, Ph.D.	8,305	15,424
Thomas P. Mac Mahon	8,305	15,424
Daniel N. Mendelson	9,466	15,424
Geoffrey G. Meyers	3,099	29,268
Robert A. Oakley, Ph.D.	7,770	13,600

(4)	Marjorie W. Dorr was appointed to the Board on January 22, 2009. Geoffrey G. Meyers was appointed to the Board on November 17, 2009.

Our compensation program for non-employee members of the Board is as follows:

Annual Retainer—Each director receives an annual retainer of $35,000. Directors may, in their discretion, elect to receive the annual retainer, in whole or in part, in cash or shares of the Company’s common stock.

Chairman Retainer—The Chairman of the Board currently receives an additional retainer of $15,000 per year. Effective as of the date of the Annual Meeting this additional retainer will be increased to $30,000 per year.

Committee Chair Retainer—The Chairman of the Nominating and Governance Committee and the Chairman of the Compensation Committee each currently receive an additional annual retainer of $5,000. Effective as of the date of the Annual Meeting these additional retainers will be increased to $10,000 per year. The Chairman of the Audit Committee currently receives an additional annual retainer of $10,000. Effective as of the date of the 2010 Annual Meeting this additional retainer will be increased to $15,000 per year.

Board Meeting Fee—Directors receive $2,000 for each meeting of the Board attended.

Committee Meeting Fee—Committee members receive $1,500 for each committee meeting attended.

Initial Stock Option Grant—Upon joining the Board, each director receives a one-time award of stock options valued at $120,000. The stock options vest in three equal annual installments and expire on the seventh anniversary of the grant date.

Annual Restricted Stock Grant—Each director receives an annual award of restricted stock valued at $80,000. The restricted stock issued prior to January 1, 2010 vests in three equal annual installments. Beginning January 1, 2010, the restricted stock will vest the earlier of the first anniversary of the grant date or the next annual shareholder meeting.

Exceptions—Gregory Weishar, as a member of management, does not receive separate compensation for service on the Board.

Deferred Compensation —In 2008, we adopted the PharMerica Corporation Deferred Fee Plan for Directors. Under the plan, directors may elect to defer up to 100% of their cash fees and their stock fees in any one year. If a director elects to defer his/her restricted stock grant, the stock will be deferred as it vests. The minimum deferral period for an “in-service” distribution of any deferred amount is five years from the end of the year to which each such deferred fee agreement relates. Cash and stock deferred pursuant to the plan may, at the director’s election in his/her deferred fee agreement, be distributed in a lump-sum or in up to ten annual installments. Notwithstanding the foregoing, in each deferred fee agreement, a director may elect to commence distributions of all deferred cash and stock earlier, in the event of a separation from service, the death or disability of the director, or upon a change in control of the Company.

Deferred amounts are recorded in the form of bookkeeping entries only. Deferred cash bookkeeping accounts will be adjusted for gains or losses based on investment elections made by the director. A director may choose to “invest” their deferred cash amounts in the same general investments offered under the PharMerica Corporation 401(k) Retirement Savings Plan. Directors may change their investment elections at any time. Deferred stock fees will be paid out of the plan in the form of shares of stock, which shall remain issued and outstanding until distributed to the director pursuant to his deferred fee agreement. Deferred amounts are unfunded and the directors would be unsecured creditors of the Company if the Company became insolvent or otherwise unable to pay the balances due under the plan.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

The following table sets forth information with respect to executive officers of the Company as of April 20, 2010.

Name	Age	Position
Gregory S. Weishar	55	Chief Executive Officer and Director
Michael J. Culotta	55	Executive Vice President and Chief Financial Officer
William E. Monast	50	Executive Vice President of Operations
Thomas A. Caneris	47	Senior Vice President, General Counsel and Secretary
Anthony A. Hernandez	44	Senior Vice President of Human Resources
John T. Kernaghan	62	Senior Vice President and Chief Information Officer
Robert A. McKay	48	Senior Vice President of Sales and Marketing
Berard E. Tomassetti	54	Senior Vice President and Chief Accounting Officer

Set forth below are the names, positions held and business experience, including during the past five years, of the Company’s executive officers. Officers serve at the discretion of the Board. There is no family relationship between any of the directors, nominees to become a director or executive officers.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since January 14, 2007. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation, since 1994.

Michael J. Culotta. Mr. Culotta has served as our Executive Vice President and Chief Financial Officer since July 2007. Prior to joining the Company, Mr. Culotta served as Chief Financial Officer of LifePoint Hospitals, Inc. since November 2001. Prior to joining LifePoint, Mr. Culotta served as a partner and healthcare area industry leader for the southeast area at Ernst & Young LLP. Mr. Culotta was affiliated with Ernst & Young LLP for over 24 years.

William E. Monast. Mr. Monast has served as our Executive Vice President, Operations since April 2009. Prior to joining the Company, Mr. Monast served as Executive Vice President, Sales of Apria Healthcare Group Inc. (“Apria”) from September 2007. Mr. Monast joined Apria in 1997 as a regional sales manager in the Northeast. In the ensuing decade, he held progressively more responsible roles in both sales and operations in the Northeast and Eastern Divisions. Prior to joining Apria, Mr. Monast served as director of sales for Fresenius Medical Care, a national provider of dialysis and homecare services.

Thomas A. Caneris. Mr. Caneris has served as our Senior Vice President, General Counsel and Secretary since August 2007. Prior to joining the Company, Mr. Caneris served as counsel to Convergys Corporation from September 2004. Prior to that he was Commercial Affairs Counsel at AK Steel Corporation from April 1998 to September 2004.

Anthony A. Hernandez. Mr. Hernandez has served as our Senior Vice President of Human Resources since July 2007. Prior to joining the Company, Mr. Hernandez served as Senior Vice President of Human Resources for Citigroup’s Home Equity business. Mr. Hernandez was affiliated with Citigroup for over 14 years.

John T. Kernaghan. Mr. Kernaghan joined PharMerica in April 2008 as Vice President of Information Services. In August 2008, Mr. Kernaghan was promoted to Senior Vice President and Chief Information Officer. Prior to joining PharMerica, he served seven years as Senior Vice President and Chief Information Officer of PharmaCare, Inc., a subsidiary of CVS Corporation. From 1996 to 2001, he served as Chief Information Officer of PharMerica, Inc., a predecessor company of PharMerica Corporation.

Robert A. McKay. Mr. McKay has served as our Senior Vice President of Sales and Marketing. Prior to joining the Company in July 2007, Mr. McKay was Vice President of Marketing and Trade Relations for PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation and held various positions with PharmaCare since 1995. Mr. McKay is a retired United States Army officer.

Berard E. Tomassetti. Mr. Tomassetti has served as our Senior Vice President and Chief Accounting Officer since July 2007. Prior to joining the Company, Mr. Tomassetti served as the Chief Financial Officer of the Kindred pharmacy business for over 6 years. Prior to joining Kindred’s pharmacy business, Mr. Tomassetti was affiliated with Aperture, a credentials verification organization.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of the Board of Directors is principally responsible for reviewing and administering the Company’s compensation policies and practices regarding the executive officers. The Committee is composed of three members, all of whom are (i) independent directors, (ii) qualified as a “non-employee director,” as defined under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) qualified as an “outside director” under Section 162(m) of the Internal Revenue Code. Pursuant to the terms of the Committee’s written charter, which has been approved by the Board and is reviewed annually to ensure that it properly reflects the Committee’s responsibilities, the Compensation Committee has the authority to establish the compensation structure for the Company’s executive officers. The Committee makes its decisions after extensive review and consideration.

This Compensation Discussion and Analysis provides information on our executive compensation philosophy, how and why compensation decisions are made and how the decisions align with the Company’s and individual performance.

In April 2008, the Compensation Committee retained Cook to serve as the Committee’s outside Compensation Consultant to assist in setting 2009 compensation levels and developing the structure of various incentive plans. In its role as outside consultant, Cook provides the Compensation Committee with objective analyses, advice and information with respect to CEO and other executive compensation. Cook maintains no other direct or indirect business relationships with the Company.

As used in this Compensation Discussion and Analysis and throughout this Proxy Statement, the Named Executive Officers are the following executives: Mr. Weishar, our Chief Executive Officer, Mr. Culotta, our Executive Vice President and Chief Financial Officer, Mr. Monast, our Executive Vice President Operations, Mr. McKay, our Senior Vice President of Sales and Marketing and Mr. Caneris, our Senior Vice President, General Counsel and Secretary.

Executive Compensation Program Objectives

Our executive compensation program is designed to balance our overall compensation philosophy of promoting programs that are simple and flexible, and sufficiently robust to permit us to attract and retain a high quality and stable executive management team. Our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focus our executives on profitability, achieving cost savings and providing quality services to our customers and to provide transparency to both our employees and stockholders. Each of these performance objectives is critical to our success.

The goals of our executive compensation program are to:

•

Provide competitive and fiscally responsible compensation that enables us to successfully attract and retain highly-qualified executives with the leadership skills and experience necessary to promote our long-term success;

•

Provide incentive compensation that places an emphasis on financial performance, thereby ensuring a strong calibration between the achievement of critical financial and strategic objectives and realized compensation; and

•	Provide an appropriate link between compensation and the creation of stockholder value through awards tied to our long-term performance and share price appreciation.

The three primary elements of compensation used to support the above goals are base salary, annual cash incentive awards and long-term incentive awards:

•

Base Salaries. The objective of base salary is to provide a baseline compensation level that delivers current cash income to the Named Executive Officers and reflects their job responsibilities, experience and value to the Company.

•	Annual Cash Incentive Awards. This component of the compensation program rewards corporate, group and individual performance against pre-established annual goals.

•

Long-Term Incentive Awards. Our long-term incentive program is designed to align the interests of our Named Executive Officers with those of our stockholders by motivating these officers to manage the Company in a manner that fosters long-term performance, as reflected in stock price appreciation and achievement of profitability objectives. Long-term incentives also serve as essential tools to promote executive retention through time-based vesting requirements.

We also provide benefits and perquisites to our Named Executive Officers. The main purpose of the benefits is to assist the relocation of our executives to our headquarters in Louisville, Kentucky, and the perquisites are not part of a significant ongoing program.

The Compensation Committee has adopted a compensation strategy in which total direct compensation is generally targeted at the market median. Market median compensation is expected to be achieved through a combination of below median base salary and above median annual and long-term incentive opportunities. This approach supports the Company’s pay-for-performance philosophy by providing a compensation package that is generally weighted toward variable, performance-based incentives, thus ensuring the highest degree of accountability at the senior levels of the organization.

Benchmarking Process

As discussed above, we have targeted Named Executive Officers’ total direct compensation to fall within the median range for equivalent positions at peer group companies after adjusting for company size. The actual positioning of target compensation for individual executives may range above or below the median based on job content, experience and responsibilities of the roles compared to similar positions in the market.

For 2009 compensation planning purposes, the Compensation Committee approved the use of a peer group composed of 14 companies that are relatively comparable in size as measured by annual revenue, operate within the same general industry space, and are competitors for customers and/or executive talent. The 2009 peer group, which includes five of the nine companies included in the 2008 peer group, was revised with the assistance of Cook, to exclude companies in different businesses and include additional health care services and distribution companies of similar size. The 2009 peer group consists of the following 14 companies:

•	Apria Healthcare Group Inc.

•	Amedisys, Inc.

•	Gentiva Health Services, Inc.

•	Healthextras Inc.

•	HealthSouth Corporation

•	Henry Schein, Inc.

•	Invacare Corporation

•	Lincare Holdings

•	Longs Drug Stores Corporation

•	Magellan Health Services, Inc.

•	Omnicare, Inc.

•	PSS World Medical, Inc.

•	Res Care, Inc.

•	Universal American Corporation

The following companies were eliminated from the peer group for 2009: Bioscrip, Owens & Minor Inc., Rotech Healthcare Inc., and St. Jude Medical Inc.

The Compensation Committee used the same peer group in 2010.

Our revenues approximate the median and our enterprise value as of August 31, 2009 approximated the 25th percentile of the of the peer companies.

Components of the Executive Compensation Program

Our Named Executive Officer compensation program consists of base salary, annual cash incentives and long-term incentives. For our Named Executive Officers, our program is structured so that variable, or “at risk,” compensation ranges from approximately 65% to 75% of total compensation. This ensures that the executives with the highest degree of responsibility to stockholders are held most accountable for results and changes in stockholder value.

Base Salary

Base salaries for our Named Executive Officers were generally targeted in the 25th percentile to median range for equivalent positions at the peer group companies after adjusting for company size. Actual salary for individual executives is positioned to reflect differences in job content and experience. Competitive base salaries are essential to attracting and retaining executive management talent, and also serve to mitigate pressure that might otherwise exist to support high-risk business strategies if base salary was set materially below market rates.

Mr. Weishar’s employment agreement, which was negotiated with the Transition Planning Committee and entered into on January 14, 2007. The Transition Planning Committee was formed by AmerisourceBergen and Kindred as part of the formation of the Company and consisted of three AmerisourceBergen representatives and three Kindred representatives. The Transition Planning Committee was responsible for assembling a management team for a to-be-formed public company and developing an initial executive compensation program. Mr. Weishar’s employment agreement sets his base salary at no less than $700,000, a rate individually negotiated with Mr. Weishar. In response to the challenging economic environment and the Company’s focus on cost control, a merit increase budget of 1% was adopted for 2009 for executives and employees with salaries in excess of $75,000. For 2009, Mr. Weishar’s base salary was increased by 1% from $717,042 to $723,320.

Base salaries for our other Named Executives were individually negotiated with the executives and are set forth in their employment agreements. The Compensation Committee reviews base salaries at least annually and more frequently when promotions or changes in responsibility occur within our executive management. Salary increases are generally based on factors such as competitive market data, assessment of individual performance, promotions, level of responsibility, skill set relative to external counterparts, general economic conditions and input from our CEO for Named Executive Officers other than himself. For 2009, each of the other Named Executives received a 1% base salary increase.

Annual Cash Incentives

Pursuant to the Company’s annual incentive program, our Named Executive Officers have the opportunity to earn annual cash incentives for meeting annual performance goals. The Company utilizes cash incentives as a method of tying a portion of annual compensation to our annual financial performance, as well non-financial objectives that are expected to lead to increases in long-term shareholder value. The specific objective performance criteria that must be obtained in order for bonuses to be paid are established each year by the Compensation Committee and are subject to change from year to year.

Mr. Weishar

In 2009, the incentive opportunity for Mr. Weishar was based upon on an incentive formula tied to our adjusted EBITDA which is equal to our earnings before interest, taxes, integration, merger and acquisition related costs and other related charges, depreciation and amortization expense, impairment charges of intangibles, and other accounting principle changes. Adjusted EBITDA was selected as the objective performance criterion, because, as a new company, it was critical to focus our Named Executive Officers on earnings and the achievement of cost savings.

Mr. Weishar’s incentive formula was 2% of adjusted EBITDA for 2009, provided that adjusted EBITDA was at least $89 million for the year (but in no event could the incentive exceed $2 million). The minimum EBITDA level was set to correspond to the Threshold level of adjusted EBITDA under the annual bonus program described below. The EBITDA incentive formula, which was adopted to enable tax deductibility for Mr. Weishar’s annual bonus, established the maximum amount payable to Mr. Weishar for 2009; but he was not assured of earning this maximum amount. Instead, the Committee had the authority to reduce the annual amount payable under the EBITDA incentive formula based on its assessment of financial goals (e.g., adjusted EBITDA) and his individual performance. In this regard, the Committee decided to reduce Mr. Weishar’s payout under the EBITDA incentive formula to the amount payable under the annual bonus program described below.

Annual Bonus Program

The Committee established target award opportunities for the Named Executive Officers under the 2009 annual bonus program, which were expressed as a percentage of base salary. These target award opportunities were individually negotiated with our Named Executive Officers prior to their accepting employment with our Company, and in the case of Messrs Weishar, Culotta, Caneris and McKay were increased in 2009 upon review by the Compensation Committee to move the executives’ target compensation toward the market median range.

Named Executive Officer	2009 Target Award Opportunity (% of Base Salary)
Mr. Weishar	115%
Mr. Culotta	80%
Mr. Monast	75%
Mr. Caneris	65%
Mr. McKay	65%

Annual bonuses are funded based on a combination of Company financial performance as measured by adjusted EBITDA and individual performance relative to pre-established financial and non-financial objectives. Financial performance accounted for 70% of the bonus and individual performance accounted for 30% of the bonus; however, no bonuses are payable unless the Company achieved the Threshold level of adjusted EBITDA described below.

Because it was not clear at the beginning of 2009 how the economic environment would continue to affect the Company and our customers, we expanded the adjusted EBITDA performance ranges to reflect the difficulty of goal setting in the current economic environment. Specifically, the Threshold performance level was set at

85% of the Target performance (compared to 90% of Target in 2008) and the Maximum performance level was set at 130% of Target performance (compared to 120% in 2008). We also decreased the payout level associated with Threshold performance to 35% of the target payout to reflect the lower performance requirement. The changes increased the probability of a payout for 2009 performance in the event that the economic conditions deteriorated more than expected, while decreasing the probability of maximum payouts in the event that the economy recovered more quickly than expected.

The performance and payout levels for the adjusted EBITDA goal were as follows:

Performance Level	Threshold: $89.3 million	Target: $105 million	Maximum: $136.5 million
Payout Level	35%	100%	175%

Individual goals were established at the beginning of 2009 and were tailored to reflect priorities for each executive for 2009. Individual goals related to factors such as minimizing bad debt expense, succession planning, account retention, cost control and other strategic initiatives.

The Company achieved adjusted EBITDA of $102.7 million for 2009, which resulted in a 90.2% payout for the target award opportunity apportioned to the financial component. Payouts for the individual component for the Named Executives ranged from 71% to 115% of target, resulting in total bonus payments of 84.5% to 97.6% of target.

The amount of the 2009 annual incentive payment for each Named Executive Officer is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement at page 25. For more information on the 2009 annual incentive opportunities for our Named Executive Officers, please refer to the “Grants of Plan-Based Awards” section of this proxy statement at page 27.

No discretion was used in funding the bonus pool or in allocating the bonus pool. A Named Executive Officer had to remain continuously employed by the Company until the payout date of the 2009 short-term incentive program bonuses to receive the bonus. The 2009 short-term incentive program bonuses were paid in March 2010.

Long-Term Incentives

The Company’s Long-Term Incentive Grants

In fiscal year 2009, the long-term component of our executive compensation program for each of our Named Executive Officers consisted of a combination of stock options and performance share units. The Committee used stock options to focus the Company’s executives on stock price appreciation and used performance share units to focus executives on longer-term operating performance expected to drive long-term stockholder value creation. The long-term incentive awards were granted in the following amounts as a percentage of the long-term incentive target: 50% stock options and 50% performance share units to balance executive focus on long-term stock price appreciation and operating performance.

The long-term incentives for our Chief Executive Officer and Executive Vice Presidents is based 85% on the achievement of an adjusted EBITDA target and 15% on the achievement of a return on invested capital (“ROIC”) target. Adjusted EBITDA was selected as the performance measure for the 2009 performance share units to reinforce the importance of achievement of cost savings and earnings in the creation of long-term stockholder value. ROIC is used to increase the focus on the efficient use of capital. We believe the combination of adjusted EBITDA and ROIC ensures that executives consider the impact on margins and the cost of capital in executing strategies to fuel the Company’s profitable growth. The long-term incentives of Mr. McKay and Mr. Caneris are based solely on adjusted EBITDA as they do not have direct control over capital allocation decisions. For the 2009 performance share unit grants, performance will be measured based on 2011 adjusted

EBITDA and ROIC performance. The adjusted EBITDA and ROIC performance objectives were set based on the Company’s longer-range plan.

Long-term target incentive opportunities are expressed as a percentage of base salary and vary among our Named Executive Officers. In fiscal year 2009, Mr. Culotta, Mr. Monast, Mr. Caneris and Mr. McKay were eligible for long-term target bonus opportunities (represented as a percentage of base salary) of 180%, 175%, 140% and 130% respectively. The actual performance share unit components of the long-term bonus awards for our Named Executive Officers could range from 50% to 200% of the target award, depending upon performance relative to the predetermined adjusted EBITDA and/or ROIC goals.

In fiscal year 2010, the long-term component of our executive compensation program for each of our Named Executive Officers continues to consist of a combination of stock options and performance share units The long-term incentive awards were granted in the following amounts as a percentage of the long-term incentive target: 50% stock options and 50% performance share units.

2009 restricted stock unit grant

In fiscal year 2009, the Compensation Committee granted Messrs Weishar, Culotta, Caneris and McKay a time based restricted stock unit award equal to 46,663, 23,600, 11,633 and 10,833 shares, respectively. One-half of the award vests on the first anniversary date of the award and the remainder vests of the second anniversary of the award. The Compensation Committee granted this one-time restricted stock unit award to these Named Executive Officers as an additional incentive and retention component to their compensation packages. In recommending the approval of the restricted stock unit award, the Compensation Committee considered the overall level of compensation provided to each of these Named Executive Officers and the effect of unanticipated changes to certain of the Company’s commercial arrangements that were not within the control of current management and which are likely to have a significant negative result on 2008 LTI Program earning potential.

The Compensation Committee believes the restricted stock award provides several benefits to the Company. First, the awards support key objectives of the Company’s compensation programs, which are to incent high performance and retain key employees. Second, the Company can continue to achieve its objective of providing total direct compensation levels at the market median. To achieve this goal, the Committee believes that our Named Executive Officers should be provided meaningful long-term compensation opportunities because base salaries of the Named Executive Officers are generally targeted below the market median. And third, it provides the Compensation Committee with an opportunity to recognize and reward the superior performance and dedication demonstrated by these Named Executive Officers during the past year in light of the challenging economic environment.

Treatment of Equity Incentives in the Event of Change in Control

As provided in the Company’s Omnibus Incentive Plan or the award agreements related thereto, unvested equity awards granted to our Named Executive Officers (with the exception of equity awards held by the CEO and Senior Vice President of Sales and Marketing) may automatically vest upon certain terminations of a Named Executive Officer’s employment following a change in control. We believe that such a “double trigger” provision maintains the retention power of the compensation program following a change in control, and will encourage our executive officers to assess takeover bids objectively without regard to the potential impact on their job security. Unvested equity awards held by our CEO and Senior Vice President of Sales and Marketing automatically vest upon a change in control as provided under terms of their employment agreements, which was entered into prior to the development of our overall executive compensation program and the decision to provide for “double trigger” vesting with respect to our executive officers generally.

Stock Ownership Guidelines

We encourage our executive officers and other key employees to own stock in the Company. The Compensation Committee adopted stock ownership guidelines to align long-term interests of management with those of our stockholders and provide a continuing incentive to foster the Company’s success. The stock ownership guidelines became effective July 1, 2008 for certain key executive officers, including our Named Executive Officers. Under the stock ownership guidelines, the CEO, Executive Vice Presidents, and Senior Vice Presidents are expected to own Company stock in the amount of 200%, 150%, and 100% of their annual base salary, respectively. A Named Executive Officer has four years from the date of the adoption of the guidelines to accumulate the targeted ownership level. If the Named Executive Officer joined the Company after the adoption of the guidelines, the Named Executive Officer has fours years from his start date to accumulate the target ownership level. The following count towards meeting the stock ownership guidelines: all shares and vested options held and all unvested restricted shares and stock options that vest within sixty days of any date of determination. Shares are valued at fair market value and options are valued at the spread between the exercise price and the fair market value of the underlying shares. As of April 6, 2010, the value of the Named Executive Officers’ ownership in the Company is as follows: Gregory Weishar-$4,864,169 (666.0% of 2009 base salary); Bill Monast -$151,132 (43.0% of 2009 base salary); Michael Culotta-$1,054,044 (252.0% of 2009 base salary); Robert McKay-$161,842 (63.0% of 2009 base salary); and Thomas Caneris-$159,555 (57.0% of 2009 base salary).

CEO Special Integration Bonus

Mr. Weishar was provided a special integration bonus opportunity pursuant to his employment agreement, which was negotiated with the Transition Planning Committee. This opportunity was provided because the successful integration of the two legacy portions of the Company is critical to our future success and the Company desired to specifically tie portions of Mr. Weishar’s compensation to the successful integration. Earnout of the integration bonus was linked to the achievement of synergy targets based on expected cost savings opportunities expected to come from site consolidations, overhead reductions and other aggregate efficiencies resulting from the combined businesses. The integration bonus of $1 million was paid to Mr. Weishar in 2009 and is discussed in more detail under the discussion of Mr. Weishar’s employment agreement under “Narrative Disclosure to Summary Compensation Table and Grants of Plan—Based Awards Table.”

Benefits and Perquisites

Our Named Executive Officers are eligible to participate in our 401(k) plan and certain payments are made on their behalf in connection with life insurance premiums. Otherwise, they receive the same health, life and disability benefits available to our employees generally. We do not offer a defined benefit pension plan or a supplemental executive retirement plan.

Voluntary Deferred Compensation Plan

Commencing in 2008, the Company offers certain management and highly compensated employees, including our Named Executive Officers, the ability to elect to defer up to 50% of their base salary and up to 100% of such participant’s annual short-term incentive program cash bonus into a non-qualified deferred compensation plan. We believe the deferred compensation plan will serve to motivate and retain our executive officers by providing a tax-effective opportunity to save for their retirement and enable them to take a more active role in structuring the timing of certain compensation payments. Participant account balances are unsecured and the participants would be unsecured creditors of the Company if the Company became insolvent or was otherwise unable to pay the balances to the participants.

Relocation Expenses

We agreed to pay all reasonable and customary relocation expenses for Mr. Monast, (up to a certain dollar amount as specified in his employment agreement) and related taxes for him in order to encourage him to relocate his family in connection with his employment with the Company.

Employment Agreements

The Transition Planning Committee and our Board based upon the recommendation of our Compensation Committee, as the case may be, approved the Company entering into employment agreements with our Named Executive Officers. The purpose of these agreements is to attract and retain each of these individuals given their experience and qualifications to serve the Company in their respective capacities. In addition to providing for compensation opportunities described above and in the following tables and narratives, the employment agreements provide our Named Executive Officers with benefits upon certain terminations of employment. The employment agreements also contain change in control benefits for our Named Executive Officers to encourage them to remain focused on their work responsibilities during the uncertainty that accompanies a change in control and to provide benefits for a period of time after termination of employment following a change in control. The employment agreements contain post-employment non-competition and non-solicitation agreements for a period of twenty-four months for Mr. Weishar and Mr. McKay and eighteen months for Mr. Monast, Mr. Culotta and Mr. Caneris following the date of termination. The Company believes these agreements are an appropriate method of protecting the Company’s business and investment in human capital. The severance levels and benefits were determined through negotiations with the executives. The employment agreements of each of Messrs Weishar, Culotta and Caneris contain provisions for tax gross-ups under section 280G of the Internal Revenue Service Code (“Code”). The Company believes these provisions are appropriate and necessary to make the executives whole in the case that excise taxes are imposed on the executives as a result of a change in control. The gross-up payments do not provide for payment of ordinary income taxes on amounts that would otherwise be payable by the executives in the absence of the excise taxes. For a description of the material terms of the employment agreements with each of our Named Executive Officers, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan—Based Awards Table” below. Compensation that could potentially be paid to our Named Executive Officers pursuant to the employment agreements upon a change in control is described below in “Potential Payments upon Termination or Change in Control.”

Tax Deductibility of Compensation

Section 162(m) of the Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1.0 million to the CEO and the other Named Executive Officers, other than the Principal Financial Officer, if certain conditions are not fully satisfied. To the extent practicable, we have preserved deductibility of compensation paid to our executive officers. However, the Compensation Committee believes that maintaining flexible compensation programs that attract highly-qualified executives is important, and may, if appropriate, award compensation that is not fully deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management.

2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission.

The Compensation Committee

Daniel N. Mendelson, Chairman

Thomas P. Mac Mahon

Marjorie W. Dorr

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compens- ation (3)	All Other Compen- sation (4)	Total
Gregory Weishar (5)	2009	$756,708	$1,000,000	$1,425,619	$724,072	$718,657	$20,411	$4,645,467
Chief Executive Officer	2008	$717,042	$—	$351,830	$390,598	$745,019	$9,238	$2,213,727
	2007	$275,226	$1,200,000	$3,676,519	$1,755,246	$640,865	$63,089	$7,610,945

Michael Culotta (6)	2009	$433,866	$—	$718,300	$363,268	$327,188	$15,161	$1,857,783
Executive Vice President	2008	$412,116	$—	$178,180	$197,812	$320,380	$215,729	$1,324,217
and Chief Financial Officer	2007	$158,368	$—	$531,592	$1,197,107	$182,584	$13,094	$2,082,745

William Monast (7)	2009	$242,309	$80,000	$279,995	$280,235	$159,513	$186,036	$1,228,088
Executive Vice President
of Operations

Robert McKay	2009	$264,824	$—	$327,679	$164,709	$140,495	$9,257	$906,964
Senior Vice President of	2008	$252,304	$—	$81,540	$90,454	$140,965	$87,098	$652,361
Sales and Marketing	2007	$95,190	$75,000	$162,497	$365,945	$53,018	$120	$751,770

Thomas Caneris	2009	$264,586	$—	$352,235	$177,219	$156,143	$13,826	$964,009
Senior Vice President,	2008	$252,129	$—	$87,580	$97,764	$140,838	$142,151	$720,462
General Counsel and	2007	$82,698	$20,000	$179,728	$404,727	$47,127	$19,242	$753,522
Secretary

(1)	These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 4, 2010. For 2009, stock awards are made up of restricted stock unit awards and performance share unit awards as follows:

Name and Principal Position	Year	Restricted Stock Units	Performance Share Units
Gregory Weishar	2009	$702,293	$723,326
Michael Culotta	2009	$355,416	$362,884
William Monast	2009	$—	$279,995
Robert McKay	2009	$163,145	$164,534
Thomas Caneris	2009	$175,193	$177,042

For performance share unit awards that are subject to performance conditions, the reported amount is the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The table below lists the value of the performance share unit awards at the grant date assuming that the highest level of performance conditions will be achieved:

Name and Principal Position	Year	Performance Share Units – Value Assuming Highest Level of Performance
Gregory Weishar	2009	$1,446,652
Michael Culotta	2009	$725,768
William Monast	2009	$559,990
Robert McKay	2009	$329,068
Thomas Caneris	2009	$355,084

(2)	These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 4, 2010.

(3)	These amounts represent amounts earned under the Company’s short-term incentive plan for the fiscal years ended December 31, 2009, 2008 and 2007. For fiscal year ended December 31, 2007, bonuses under the short-term incentive plan were prorated for the period that the Named Executive Officers performed services on behalf of the Company. Named Executive Officers had to be employed with the Company on the date of payout to earn the bonuses under the 2008 and 2009 short-term incentive plans.

(4)	The amounts in this column include the Company’s contributions for the respective periods for the benefit of the Named Executive Officers to the Company’s 401(k) Plan, the taxable value of life insurance premiums, and perquisites (relocation expense reimbursements) as follows:

Name and Principal Position	Year	401(k) Matching	Life Insurance Premiums	Perquisites	Total
Gregory Weishar	2009	$13,138	$7,273	$—	$20,411
Chief Executive Officer

Michael Culotta	2009	$12,990	$2,171	$—	$15,161
Executive Vice President and Chief
Financial Officer

William Monast	2009	$—	$1,048	$184,988	$186,036
Executive Vice President of Operations

Robert McKay	2009	$8,427	$830	$—	$9,257
Senior Vice President of Sales and
Marketing

Thomas Caneris	2009	$9,547	$828	$3,451	$13,826
Senior Vice President, General
Counsel and Secretary

(5)	Mr. Weishar has served as a director and Chief Executive Officer of the Company since January 14, 2007. The amount reported in the 2007 table reflects Mr. Weishar’s prorated salary commencing August 1, 2007. From February 5, 2007 through July 31, 2007, Mr. Weishar was paid $336,540, which is not reported in the above table, through Kindred’s pharmacy business pursuant to his employment agreement which was later assigned to the Company upon the consummation of the Pharmacy Transaction. In addition, Kindred paid Mr. Weishar’s $1.2 million signing bonus in 2007, which is reported in the above table, under the terms of his employment agreement. On July 31, 2007, as part of the of the Pharmacy Transaction, the Company reimbursed Kindred for the pre-Pharmacy Transaction expenses incurred by Kindred, which included the signing bonus and the salary paid by Kindred to Mr. Weishar prior to August 1, 2007. In 2009, Mr. Weishar received a $1 million integration bonus.

(6)	Mr. Culotta has served as Executive Vice President and Chief Financial Officer of the Company since July 31, 2007. The amount reported in 2007 of $158,368 reflects Mr. Culotta’s salary from August 1, 2007 through December 31, 2007. From May 29, 2007 through July 31, 2007, Mr. Culotta was paid $68,541, which is not reported in the above table, through Kindred’s pharmacy business. On July 31, 2007, as part of the Pharmacy Transaction, the Company reimbursed Kindred for the pre-Pharmacy Transaction expenses incurred by Kindred, which included the salary paid by Kindred to Mr. Culotta prior to August 1, 2007.

(7)	For 2009, Mr. Monast’s base salary was $350,000 under the terms of his employment agreement. The amount of $242,309 reflects Mr. Monast’s salary from his date of hire on April 20, 2009 through December 31, 2009.

Grants of Plan-Based Awards in 2009

The following table sets forth certain information concerning grants of awards to the Named Executive Officers pursuant to the Omnibus Incentive Plan in the fiscal year ended December 31, 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Share of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Gregory Weishar
Long-term Incentive	11/17/2009	$—	$—	$—	—	—	—	46,633	—	$—	$702,293
Short-term Incentive	3/3/2009	$294,050	$840,142	$1,470,249	—	—	—	—	—	$—	$—
Long-term Incentive	3/3/2009	$—	$—	$—	24,289	48,578	97,156	—	—	$—	$723,326
Long-term Incentive	3/3/2009	$—	$—	$—	—	—	—	—	166,664	$14.89	$724,072

Michael Culotta
Long-term Incentive	11/17/2009	$—	$—	$—	—	—	—	23,600	—	$—	$355,416
Short-term Incentive	3/3/2009	$117,283	$335,096	$586,418	—	—	—	—	—	$—	$—
Long-term Incentive	3/3/2009	$—	$—	$—	12,186	24,371	48,742	—	—	$—	$362,884
Long-term Incentive	3/3/2009	$—	$—	$—	—	—	—	—	83,615	$14.89	$363,268

William Monast
Short-term Incentive	4/20/2009	$64,187	$183,391	$320,938	—	—	—	—	—	$—	$—
Long-term Incentive	4/20/2009	$—	$—	$—	8,211	16,422	32,844	—	—	$—	$279,995
Long-term Incentive	4/20/2009	$—	$—	$—	—	—	—	—	56,682	$17.05	$280,235

Robert McKay
Long-term Incentive	11/17/2009	$—	$—	$—	—	—	—	10,833	—	$—	$163,145
Short-term Incentive	3/3/2009	$58,163	$166,188	$290,829	—	—	—	—	—	$—	$—
Long-term Incentive	3/3/2009	$—	$—	$—	5,525	11,050	22,100	—	—	$—	$164,535
Long-term Incentive	3/3/2009	$—	$—	$—	—	—	—	—	37,912	$14.89	$164,709

Thomas Caneris
Long-term Incentive	11/17/2009	$—	$—	$—	—	—	—	11,633	—	$—	$175,193
Short-term Incentive	3/3/2009	$58,114	$166,039	$290,568	—	—	—	—	—	$—	$—
Long-term Incentive	3/3/2009	$—	$—	$—	5,945	11,890	23,780	—	—	$—	$177,042
Long-term Incentive	3/3/2009	$—	$—	$—	—	—	—	—	40,791	$14.89	$177,219

(1)	The amounts in the table represent the estimated possible payouts of cash awards under the formula-based and individual-based component of the Company’s 2009 short-term incentive program which is tied to the Company’s financial performance and group/individual performance. The Company’s 2009 short-term incentive program is more fully described in the “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table” section below. The performance cycle for the 2009 short-term incentive program began on January 1, 2009 and ended on December 31, 2009. The Named Executive Officers received payments under the Company’s 2009 short-term incentive program in March 2010; these payments are reported in the “Non-Equity Incentive Plan” column of the Summary Compensation Table.

(2)	The amounts in the table represent the estimated possible payouts of performance share unit awards under the Company’s 2009 long-term incentive program which is tied to the Company’s financial performance. The Company’s 2009 long-term incentive program is more fully described in the “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table” section below. The performance cycle for the performance share unit awards granted March 3, 2009 commenced on January 1, 2009 and ends on December 31, 2011.

(3)	All stock awards are restricted stock units and were granted under the Omnibus Incentive Plan.

(4)

All option awards are options to purchase shares of the Company’s common stock and were granted under the Company’s 2009 long-term incentive program. Option awards granted to Named Executive Officers will vest annually on the anniversary of the date of grant in increments of twenty-five percent each year and expire on the 7th anniversary of the grant date.

(5)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718. For awards that are subject to performance conditions, the reported amount is the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2009, all of our Named Executive Officers were employed pursuant to employment agreements with the Company. Additional provisions of the employment agreements are set forth in the Compensation Discussion and Analysis.

Employment Agreement with Mr. Weishar

Mr. Gregory Weishar, our Chief Executive Officer, entered into his employment agreement on January 14, 2007. The agreement was amended on November 13, 2007 and March 16, 2010. The original term of the agreement ended on December 31, 2009, at which time, the agreement automatically renewed for an additional one-year period. The agreement renews annually unless either Mr. Weishar or the Company give notice of non-renewal to the other at least four months prior to the expiration of the relevant period. The employment agreement provides that Mr. Weishar receives a minimum base salary of $700,000 and is eligible to receive a performance-based annual cash bonus with a target payment equal to 100% of his annual base salary and a maximum bonus of 125% of his base salary to the extent that the quantitative performance objectives established annually by the Board or the Compensation Committee are met. Mr. Weishar received a special one-time cash signing bonus of $1.2 million.

In addition to the above, Mr. Weishar received two special integration bonuses with respect to the Company achieving a $30.0 million synergy target during on or before January 31, 2009, at least $45.0 million at or before July 31, 2010.

We also granted to Mr. Weishar, on the fifth trading day following consummation of the Pharmacy Transaction, a non-qualified stock option to purchase shares of the Company’s common stock representing 1.0% of the total number of shares of common stock outstanding immediately after the closing of the Pharmacy Transaction at a price equal to the closing price per share on the grant date. As a result, Mr. Weishar was granted options to purchase 300,553 shares of common stock with an exercise price of $16.31 per share. The options have or will vest in four equal installments on each of January 1, 2008, December 31, 2008, December 31, 2009 and December 31, 2010. We also granted to Mr. Weishar, on the closing date of the Pharmacy Transaction, a number of restricted shares of common stock representing 0.75% of the total fair market value, based on the closing price of our common stock on such date, of the common stock then outstanding. As a result, Mr. Weishar was granted 225,415 shares. The restricted stock vests in four equal installments, on each of January 1, 2008, December 31, 2008, December 31, 2009 and December 31, 2010.

The type of compensation due Mr. Weishar in the event of the termination of his employment agreement with the Company varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If we terminate Mr. Weishar’s employment without Cause or he terminates his employment with Good Reason (as such terms are defined below), he will be entitled to receive:

•

a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) a pro rata bonus for the calendar year of termination equal to his then current annualized base salary pro rated through the date of termination, (iii) any expense reimbursement payments then due, and (iv) an amount in respect of any earned but unused vacation days through the date of termination (with the value of unused vacation days being equal to his then annual base salary divided by 250); and

•	an amount equal to three times the sum of his then annual base salary and target bonus payment for the calendar year in which termination occurs.

In addition to the foregoing cash payments:

•

Mr. Weishar will be entitled to receive continued coverage under the Company’s welfare benefit plans during the two-year period following termination (or the cash value of such coverage, determined on a net after-tax basis) and COBRA health care continuation coverage commencing at the end of such two-year period;

•

each compensatory stock option, including the initial awards referred to above, he has received shall (to the extent that they would have become vested or exercisable on or before the third anniversary of the termination date) be fully vested and shall remain fully exercisable until the earliest of a change in control, the second anniversary of the termination date and the expiration of its maximum stated term;

•

each compensatory restricted stock award, including the initial award described above, he has received shall become fully vested as of the termination date, to the extent that it would have become vested on or before the third anniversary of the termination date and all contractual restrictions on such award shall lapse as of the termination date; and

•

any other equity-based award he shall have received shall also become fully vested, and shall become non-forfeitable, as of the termination date, to the extent that it would have become vested on or before the third anniversary of the termination date.

“Cause” is defined as the conviction of, or plea of guilty or nolo contendere to, a felony; the commission of intentional acts of gross misconduct (including, without limitation, theft, fraud, embezzlement or dishonesty) that significantly impair the business of the Company or cause significant damage to its property, reputation or business; willful refusal to perform, or willful failure to use good faith efforts to perform, material duties that remain uncured for 14 days following written request from the Board for cure; willful and material breach of any material provision of the Company’s code of ethics, or of any other material policy governing the conduct of its employees generally, that remains uncured for 14 days following written request from the Board for cure; or willful and material breach of the employment agreement that remains uncured for 14 days following written request from the Board for cure.

“Good Reason” is defined as any material diminution in Mr. Weishar’s authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to the chief executive officer of a Company of the size and nature of the Company (other than a failure to be re-elected to the Board following nomination for election); any change in the reporting structure such that he reports to someone other than the Board; any relocation of the Company’s principal office, or of his principal place of employment to a location more than 35 miles from Louisville, Kentucky; any material breach by the Company, or any of its affiliates, of any material obligation to Mr. Weishar; or any failure of the Company to obtain the assumption in writing of its obligations to perform the employment agreement by any successor to all or substantially all of the business and assets of the Company within 15 days after any merger, consolidation, sale or similar transaction; in each case that either has not been consented to by Mr. Weishar or is not fully cured within 30 days after written notice to the Company requesting cure.

Termination for Death or Disability—If Mr. Weishar’s employment is terminated due to his death or disability (defined as his inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this agreement for 180 days out of any 270 consecutive days), he (or his successors-in-interest) shall receive a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) a pro rata bonus for the calendar year of termination equal to his then current annualized base salary pro rated through the date of termination, (iii) any expense reimbursement/payments then due, and (iv) an amount in respect of any earned but unused vacation days through the date of termination (with the value of unused vacation days being equal to his then annual base salary divided by 250).

In addition to the foregoing cash payment:

•

Mr. Weishar will be entitled to receive continued coverage under the Company’s welfare benefit plans during the one-year period following termination (or the cash value of such coverage, determined on a net after-tax basis) and COBRA health care continuation coverage commencing at the end of such one-year period;

•

each compensatory stock option, including the initial awards referred to above, he has received shall (to the extent that they would have become vested or exercisable on or before the first anniversary of the termination date) be fully vested and shall remain fully exercisable until the earliest of a change in control, the first anniversary of the termination date and the expiration of its maximum stated term;

•

each compensatory restricted stock award, including the initial award described above, he has received shall become fully vested as of the termination date, to the extent that it would have become vested on or before the first anniversary of the termination date and all contractual restrictions on such award shall lapse as of the termination date; and

•

any other equity-based award he shall have received shall also become fully vested, and shall become non-forfeitable, as of the termination date, to the extent that it would have become vested on or before the first anniversary of the termination date.

Termination Due to Non-Renewal of Employment Agreement or Other Terminations—If Mr. Weishar’s employment is terminated because of the expiration of its term due to notice of non-renewal or for any other reason (including voluntary resignation), he will be entitled to receive a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) any expense reimbursement payments then due, and (iii) an amount in respect of any earned but unused vacation days through the date of termination (with the value of unused vacation days being equal to his then annual base salary divided by 250).

In addition to the foregoing cash payment, in the case Mr. Weishar’s employment is terminated because of the expiration of its term due to notice of non-renewal:

•

each compensatory stock option, including the initial awards referred to above, he has received shall (to the extent that they would have become vested or exercisable on or before (i) the second anniversary of the termination date, in the case of notice of non-renewal by the Company, or (ii) the first anniversary of the termination date, in the case of non-renewal by Mr. Weishar), be fully vested and shall remain fully exercisable until the earliest of a change in control, the second anniversary of the termination date, in the case of notice of non-renewal by the Company, or first anniversary of the termination date, in the case of notice of non-renewal by Mr. Weishar, and the expiration of its maximum stated term;

•

each compensatory restricted stock award, including the initial award described above, he has received shall become fully vested as of the termination date, to the extent that it would have become vested on or before (i) the second anniversary of the termination date, in the case of notice of non-renewal by the Company, or (ii) the first anniversary of the termination date, in the case of non-renewal by Mr. Weishar, and all contractual restrictions on such award shall lapse as of the termination date; and

•

any other equity-based award he shall have received shall also become fully vested, and shall become non-forfeitable, as of the termination date, to the extent that it would have become vested on or before (i) the second anniversary of the termination date, in the case of notice of non-renewal by the Company, or (ii) the first anniversary of the termination date, in the case of non-renewal by Mr. Weishar.

Change in Control—In the event of a change in control of the Company, Mr. Weishar is not entitled to any cash compensation, except to the extent that the employment agreement is terminated under any of the circumstances described above. In addition,

•	each compensatory stock option, including the initial awards referred to above, he has received shall become fully vested, and exercisable, on or before such change in control;

•

each compensatory restricted stock award, including the initial award described above, he has received shall become fully vested as of the date of the change in control and all contractual restrictions on such award shall lapse as of such date; and

•	any other equity-based award he shall have received shall also become fully vested, and shall become non-forfeitable, as of the date of the change in control.

Change in control means:

•	a majority of our directors being replaced under certain circumstances;

•

any “person,” as such terms is used on Mr. Weishar’s start date in Section 13(d) of the Securities Exchange Act of 1934, is or becomes a “beneficial owner,” of a percentage of the voting stock of the Company that is 40% larger than the percentage (if any) of the voting stock of the Company, thus measured, that such “person” beneficially owned upon the closing of the Pharmacy Transaction;

•

the Company combines with another entity and is the surviving entity, or all or substantially all of the assets or business of the Company, is disposed of pursuant to a sale, merger, consolidation or liquidation, unless the holders of the Company’s common stock, immediately prior to such transaction own, directly or indirectly, more than two-thirds of the common stock of: (1) in the case of a combination in which the Company is the surviving entity, the surviving entity and (2) in any other case, the entity, if any, that succeeds to all or substantially all of the business and assets of the Company.

Tax Gross-Up Payments—In the event that any payment or benefit made or provided to Mr. Weishar under the employment agreement is determined to constitute a parachute payment, as such term is defined in section 280G(b)(2) of the Code, the Company shall pay to Mr. Weishar, prior to the time any excise tax imposed by section 4999 of the Code is payable with respect to such payment or benefit, an additional amount which, after the imposition of all income and excise taxes thereon (and assuming all federal, state and other income taxes are imposed at the highest marginal rate), is equal to the excise tax on such payment or benefit. The determination of whether any payment or benefit constitutes a parachute payment and, if so, the amount to be paid to Mr. Weishar and the time of payment shall be made by a nationally-recognized independent accounting firm selected and paid for by the Company.

Mr. Weishar agreed that during his employment and for a two-year period following the termination of his employment that he will not, for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly, engage in, acquire any significant financial or beneficial interest in, be employed by, participate materially in, own, manage, operate or control or be materially connected with, in any relevant manner (whether as a principal, partner, director, employee, consultant, independent contractor, agent or otherwise, and whether or not for compensation) any entity that competes materially with the business of the Company (considering only business conducted by the Company during the term of the employment agreement, or being actively planned by the Company as of the date of his termination) in the United States of America.

Furthermore, Mr. Weishar agreed that during his employment with the Company and for a one-year period following the termination of his employment that he will not personally (i) other than in the course of performing his duties for the Company or its affiliates, directly or indirectly (including, without limitation, by instructing others or by taking other action reasonably expected to induce others), for his own account or for the account of any other person, solicit for employment, hire, or otherwise interfere with the relationship of the Company with, any person who is an employee of, or a consultant to, the Company at the time of solicitation, hiring or interference, or (ii) in competition with the Company, directly or indirectly (including, without limitation, by instructing others or by taking other action reasonably expected to induce others), individually or on behalf of other persons solicit or seek to do business with any entity which, as of the earlier of the date of termination of his employment or the date of solicitation, was a customer or a client of the Company or was, to his knowledge, being actively solicited by the Company to be a customer or client of the Company.

Mr. Weishar also agreed to certain confidentiality provisions in his employment agreement.

Employment Agreements with other Named Executive Officers

On July 11, 2007, we entered into an employment agreement with Mr. Culotta that became effective on August 1, 2007, the first day of business operations of the Company. On July 31, 2007 we entered into an employment agreement with Mr. McKay, on August 7, 2007 we entered into an employment agreement with Mr. Caneris, and on April 20, 2009 we entered into an employment agreement with Mr. Monast. (Mr. Culotta, Mr. McKay, Mr. Caneris and Mr. Monast are collectively referred to in this section as the “Executive Officers”). The agreements of Mr. Culotta, Caneris and Monast provide for an indefinite term of employment, subject to certain terminations of employment described in more detail below (the “Employment Period”). The agreement of Mr. McKay provides for a term ending on December 31, 2011, subject to automatic renewal absent cancellation on 120 days prior written notice by the Company or Mr. McKay.

Pursuant to the terms of the employment agreements Mr. Culotta, Mr. McKay, Mr. Caneris and Mr. Monast receive a minimum base salary of $405,000, $250,000, $250,000 and $350,000 respectively, which is reviewed annually by our Compensation Committee and/or our Chief Executive Officer. During the Employment Period, each of the Executive Officers are eligible to (i) participate in any short-term and long-term incentive programs established or maintained by the Company for senior level executives generally, (ii) participate in all incentive, savings and retirement plans and programs of the Company to at least the same extent as other senior executives of the Company, (iii) participate, along with their dependents, in all welfare benefit plans and programs provided by the Company to at least the same extent as other senior executives of the Company, and (iv) four weeks of paid vacation per calendar year.

The type of compensation due to each of the Executive Officers in the event of the termination of his Employment Period varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If, during the Employment Period, we terminate an Executive Officer’s employment without Cause or he terminates his employment with Good Reason (as such terms are defined below), such Executive Officer will be entitled to receive:

•

A lump-sum cash payment equal to (i) the Executive Officer’s base salary through the date of termination that has not yet been paid, (ii) a pro rata bonus for the calendar year of termination, to be determined using the Executive Officer’s 100% target bonus, (iii) any accrued but unpaid vacation pay, and (iv) any other unpaid items that have accrued and to which the Executive Officer has become entitled as of the date of termination (collectively referred to herein as the “Accrued Obligations”); and

•

(i) Continued payment for 18 months of the Executive Officer’s then current base salary and (ii) a bonus equal to the average of the annual bonuses earned by the Executive Officer over the three complete years prior to the date of termination (or, if less than three years, the average bonus earned during such shorter period).

In addition to the foregoing cash payments:

•

For the 18 month period following the date of termination, each Executive Officer will be entitled to receive a waiver of the applicable premium otherwise payable for COBRA continuation coverage for the Executive Officer, his spouse and eligible dependents, for health, prescription, dental and vision benefits; provided that to the extent COBRA continuation coverage eligibility expires before the end of such period, the Executive Officer will receive payment, on an after-tax basis, of an amount equal to such premium. The Company’s obligations to provide such benefits will cease upon the date of commencement of eligibility of the Executive Officer under the group health plan of any other employer or the date of commencement of eligibility of the Executive Officer for Medicare benefits;

•	Each Executive Officer will be entitled to receive executive level outplacement assistance under any outplacement assistance program of the Company then in effect; and

•	Each outstanding option, restricted stock or other equity award held by the Executive Officer shall become vested to the extent provided for under the terms governing such equity incentive award.

The Company’s obligation to provide any of the payments described above, to the extent not accrued as of the date of termination, will be conditioned upon the receipt from the Executive Officer of a valid release of claims against the Company. In addition, to the extent any of the foregoing payments, compensation or other benefits is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Executive Officer is a specified employee for purposes of Section 409A, such payment, compensation or other benefit will not be paid or provided to the Executive Officer prior to the day that is six (6) months plus one (1) day after the date of termination.

“Cause” is generally defined in each of the employment agreements as the Executive Officer’s (i) continued failure to substantially perform his duties over a period of not less than 30 days after a demand for substantial performance is delivered by our Board or Chief Executive Officer, (ii) willful misconduct materially and demonstrably injurious to the Company, (iii) commission of or indictment for a misdemeanor which, as determined in good faith by our Board, constitutes a crime of moral turpitude and gives rise to material harm to the Company, (iv) commission of or indictment for a felony, or (v) material breach of his obligations under the employment agreement.

“Good Reason” is generally defined in each of the employment agreements as (i) any reduction in the Executive Officer’s base salary, incentive bonus opportunity or long-term incentive opportunity, other than reductions applicable to all members of senior management or (ii) material failure by the Company to comply with certain provisions of the employment agreement relating to the Executive Officer’s position and duties and compensation, other than an isolated, insubstantial or inadvertent failure that is not taken in bad faith and is cured by the Company within 30 days of receipt of written notice thereof from the Executive Officer. In general, the Company will have 20 days to cure any conduct that gives rise to Good Reason.

Termination for Death or Disability—If an Executive Officer’s employment is terminated due to his or her death or disability (defined as a condition entitling the Executive Officer to benefits under the Company’s long-term disability plan), the Company shall pay to the Executive Officer (his or her estate), the Accrued Obligations. In addition, each outstanding option, restricted stock or other equity award held by the Executive Officer shall become vested.

Termination for Cause or Resignation other than for Good Reason—If an Executive Officer’s employment is terminated by us for Cause or by the Executive Officer for other than Good Reason, the Company shall pay to the Executive Officer the Executive Officer’s base salary through the date of termination that has not been paid and the amount of any declared but unpaid bonuses, accrued but unpaid vacation pay and unreimbursed employee business expenses.

Change in Control—The employment agreements of Mr. Culotta, Mr. Monast and Mr. Caneris have change in control provisions that formalize their severance benefits if they are terminated under the circumstances discussed below after a change in control of the Company. The Employment Agreements of Mr. Culotta, Mr. Monast and Mr. Caneris do not entitle these officers to any additional payments or benefits solely upon the occurrence of a change in control. However, if, within one year following a change in control, their employment is terminated (i) by the Company or the officer following the occurrence of (A) a reduction in the officer’s base salary other than a reduction that is based on the Company’s financial performance or a reduction similar to the reduction made to the salaries provided to all or most other senior executives of the Company, (B) a significant change in the officer’s responsibilities and/or duties which constitute a demotion, (C) a material loss of title or office, or (D) a relocation of the officer’s principal place of employment of more than 50 miles, or (ii) by the Company without Cause (an event described in (i-ii) being a “CIC Termination”), the officer will be entitled to the same payments and benefits he or she would have received upon a termination without Cause or resignation for Good Reason, as described above. Mr. McKay’s Employment Agreement provides for immediate vesting of any outstanding options, restricted stock or other equity incentive award upon a change in control of the Company. In the event of a CIC Termination, Mr. McKay will be entitled to the same payments and benefits he would have received upon a termination without Cause or resignation for good reason. In addition, subject to the officer’s execution of a written release of claims against the Company, the officer will become vested in any outstanding options, restricted stock, or other equity incentive awards outstanding as of the date of such termination.

Change in Control means:

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquiring 40% or more of our common stock;

•	a majority of our directors being replaced under certain circumstances;

•

a merger or consolidation of the Company with any other Company (other than a merger or consolidation where the outstanding voting securities of the Company immediately prior to such an event continue to represent more than 40% of the combined voting power after such event or a merger or consolidation); and

•	approval by our stockholders to liquidate or dissolve the Company or to sell all or substantially all of the Company’s assets in certain circumstances.

In the event that any payments made and/or benefits provided to Mr. Culotta, Mr. Caneris and Mr. McKay in connection with a change in control pursuant to the employment agreement or any other agreement, plan or arrangement (the “Change in Control Payments”) are determined to constitute a parachute payment (as such term is defined in Section 280G(b)(2) of the Code) and exceed the amount which can be deducted by us under Section 280G of the Code by (i) less than 10% of the aggregate value of the Change in Control Payment, then the Change in Control Payment shall be reduced to the maximum amount which can be deducted by us or (ii) more than 10% of the aggregate value of the Change in Control Payment, then we shall pay to the Executive Officer an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the excise tax imposed under Section 4999 of the Code on the Change in Control Payment. The determination of whether any payment or benefit constitutes a parachute payment and, if so, the amount to be paid to the officer and the time of payment shall be made by a nationally-recognized independent accounting firm selected and paid for by us.

Each of Mr. Culotta, Mr. McKay, Mr. Caneris and Mr. Monast have also agreed to certain confidentiality, non-competition and non-solicitation provisions in their respective employment agreements.

2009 Annual Bonus Program

Pursuant to the Company’s 2009 short-term incentive program, our Named Executive Officers had the opportunity to earn annual cash incentives for meeting annual performance goals. In 2009, the incentives were based upon the Company achieving adjusted EBITDA goals. For 2009, $105 million of adjusted EBITDA was set as the target for the payment of bonuses. Adjusted EBITDA goals for threshold and maximum bonuses were $89.3 and $126 million, respectively.

Target bonus opportunities were expressed as a percentage of base salary and vary among our Named Executive Officers. Pursuant to the terms of his employment agreement, Mr. Weishar’s target annual bonus is equal to 115% of his base salary. In fiscal year 2009, Mr. Culotta, Mr. McKay, Mr. Monast and Mr. Caneris were eligible for annual target bonus opportunities (represented as a percentage of base salary) of 80%,65%, 75% and 65% respectively.

The Company achieved adjusted EBITDA of $102.7 million for the fiscal year ended December 31, 2009. The portion of the bonuses based on the Company’s performance were paid to the Named Executive Officers at 90.2% of their target bonuses. Messrs. Weishar, Culotta, McKay, Monast and Caneris met their specific respective individual performance goals in a manner resulting in a 75%, 115%, 71%, 78% and 103% bonus payout for the individual portion of the 2009 short-term incentive program, respectively. No discretion was used in funding the bonus pool or in allocating the bonus pool. A Named Executive Officer had to remain continuously employed by the Company until the payout date of the 2009 short-term incentive program bonuses to receive the bonus. The 2009 short-term incentive program bonuses were paid in March 2010.

2009 Long-Term Incentive Program

Pursuant to the Company’s 2009 long-term incentive program (the “2009 LTIP”), our Named Executive Officers are eligible to receive stock options and performance share unit awards based on pre-established performance objectives and goals. The performance share units issued under the 2009 LTIP is based 85% on an adjusted EBITDA target and 15% on a ROIC target. The 2009 LTIP performance cycle began on January 1, 2009 and ends on December 31, 2011.

2009 LTIP awards were granted to our Named Executive Officers in the following amounts as a percentage of the bonus target: 50% non performance-based stock options and 50% performance share units. On March 3, 2009, the Compensation Committee awarded non performance-based stock options under the 2009 LTIP in the following amounts to the following Named Executive Officers: Mr. Weishar, 166,664; Mr. Culotta, 83,615; Mr. McKay, 37,912; and Mr. Caneris, 40,791.

2009 Restricted Stock Unit Awards

On November 17, 2009, the Company granted awards of Restricted Stock Units (“RSUs”) under the Omnibus Incentive Plan in the following amounts to the following Named Executive Officers: Mr. Weishar, 46,633; Mr. Culotta, 23,600; Mr. McKay, 10,833; and Mr. Caneris, 11,633, as an additional incentive and retention component to the recipients’ compensation packages. The RSU awards vest 50% on each of the first and second anniversaries of grant date, will be paid in shares of the Company’s common stock (net of required tax withholdings), and will receive dividend equivalents (if any) during the vesting period in the form of additional RSUs. The unvested portion of RSUs will generally be forfeited upon termination of employment, except that vesting will be accelerated in the case of death or disability and vesting will be pro-rata in the case of involuntary termination without cause or voluntary resignation for good reason. The vesting of the restricted stock units issued to Mr. Weishar and Mr. McKay accelerated upon a change in control pursuant to the terms of their employment agreement. For all other Named Executive Officers, in the case of a change in control, if the restricted stock units are not assumed or replaced they will vest in full, and if they are assumed or replaced, vesting will be accelerated if the recipient is terminated without cause during the 12 month period following the change in control.

Outstanding Equity Awards at December 31, 2009

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2009.

Name and Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (1)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exerc- isable	Unexerc- isable
Gregory Weishar	225,414	75,139	(2)	—	$16.31	8/7/2014	56,354	(3)	$894,902	—		$—
	21,375	64,125	(2)	—	$15.10	3/10/2015	—		$—	23,300	(7)	$370,004
	—	166,664	(2)	—	$14.89	3/3/2016	—		$—	48,578	(8)	$771,419
	—	—		—	$—	—	46,633	(4)	$740,532	—		$—
Michael Culotta	102,490	102,492	(2)	—	$16.31	8/7/2014	32,593	(5)	$517,577	—		$—
	10,825	32,475	(2)	—	$15.10	3/10/2015	—		$—	11,800	(7)	$187,384
	—	83,615	(2)	—	$14.89	3/3/2016	—		$—	24,371	(8)	$387,011
	—	—		—	$—	—	23,600	(4)	$374,768	—		$—
William Monast	—	56,682	(2)	—	$17.05	4/20/2016	—		$—	16,422	(8)	$260,781
Robert McKay	31,330	31,331	(2)	—	$16.31	8/7/2014	9,963	(5)	$158,212	—		$—
	4,950	14,850	(2)	—	$15.10	3/10/2015	—		$—	5,400	(7)	$85,752
	—	37,912	(2)	—	$14.89	3/3/2016	—		$—	11,050	(8)	$175,474
	—	—		—	$—	—	10,833	(4)	$172,028	—		$—
Thomas Caneris	33,740	33,741	(2)	—	$16.75	8/21/2014	10,730	(6)	$170,392	—		$—
	5,350	16,050	(2)	—	$15.10	3/10/2015	—		$—	5,800	(7)	$92,104
	—	40,791	(2)	—	$14.89	3/3/2016	—		$—	11,890	(8)	$188,813
	—	—		—	$—	—	11,633	(4)	$184,732	—		$—

(1)	All options are to purchase shares of the Company’s common stock.

(2)	The unvested options held by the following Named Executive Officers as of December 31, 2009 will vest as follows:

Vesting Date	Mr. Weishar	Mr. Culotta	Mr. Monast	Mr. McKay	Mr. Caneris
3/3/2010	41,666	20,903		9,478	10,197
3/10/2010	21,375	10,825		4,950	5,350
4/20/2010			14,170
8/7/2010		51,246		15,665
8/21/2010					16,870
12/31/2010	75,139
3/3/2011	41,666	20,903		9,478	10,197
3/10/2011	21,375	10,825		4,950	5,350
4/20/2011			14,170
8/7/2011		51,246		15,666
8/21/2011					16,871
3/3/2012	41,666	20,903		9,478	10,197
3/10/2012	21,375	10,825		4,950	5,350
4/20/2012			14,171
3/3/2013	41,666	20,906		9,478	10,200
4/20/2013			14,171

(3)	The unvested shares of stock held by Mr. Weishar will vest in the following amounts on the following dates: 56,354 on December 31, 2010.

(4)	The unvested shares of stock held by Mr. Weishar will vest in the following amounts on the following dates: 23,316 shares on November 17, 2010 and 23,317 shares on November 17, 2011. The unvested shares of stock held by Mr. Culotta will vest in the following amounts on the following dates: 11,800 shares on November 17, 2010 and 11,800 shares on November 17, 2011. The unvested shares of stock held by Mr. McKay will vest in the following amounts on the following dates: 5,416 shares on November 17, 2010 and 5,417 shares on November 17, 2011. The unvested shares of stock held by Mr. Caneris will vest in the following amounts on the following dates: 5,816 shares on November 17, 2010 and 5,817 shares on November 17, 2011.

(5)	The unvested shares of stock held by Mr. Culotta and Mr. McKay will vest on August 7, 2010.

(6)	The unvested shares of stock held by Mr. Caneris will vest on August 21, 2010.

(7)	The unearned shares of performance share units held by Mr. Weishar will be earned on December 31, 2010 upon achievement of certain performance targets, provided that Mr. Weishar is employed with the Company on the payout date in 2011. The unearned shares of performance share units held by Mr. Culotta, Mr. McKay, and Mr. Caneris will be earned on December 31, 2010 upon achievement of certain performance targets, provided that Mr. Culotta, Mr. McKay, and Mr. Caneris are respectively employed with the Company on the payout date in 2011.

(8)	The unearned shares of performance share units held by Mr. Weishar, Mr. Culotta, Mr. Monast, Mr. McKay, and Mr. Caneris will be earned on December 31, 2011 upon achievement of certain performance targets, provided that Mr. Weishar, Mr. Culotta, Mr. Monast, Mr. McKay, and Mr. Caneris are respectively employed with the Company on the payout date in 2012.

Option Exercises and Stock Vested in 2009

The following table sets forth information regarding each exercise of stock options and all vesting of stock during the year ended December 31, 2009:

	Option Awards		Stock Awards
Name and Principle Position	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gregory Weishar	—	$—	56,354	$894,902
Michael Culotta	—	$—	—	$—
William Monast	—	$—	—	$—
Robert McKay	—	$—	—	$—
Thomas Caneris	—	$—	—	$—

Non-Qualified Deferred Compensation Table—Fiscal Year 2009

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End (1)
Gregory Weishar	$897,118	$—	$120,823	$—	$1,289,276
Michael Culotta	$—	$—	$—	$—	$—
William Monast	$100,962	$—	$5,174	$—	$106,136
Robert McKay	$—	$—	$—	$—	$—
Thomas Caneris	$28,167	$—	$97	$—	$28,264

(1)	The amounts in this column are Named Executive Officer elective deferrals representing the deferred portion of base salary otherwise payable in 2009 and reported as compensation in the Summary Compensation Table.

The Company maintains the PharMerica Corporation Deferred Compensation Plan (the “DCP”) for certain management and highly compensated employees, including our Named Executive Officers, whose base earnings are in excess of the qualified plan limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, for such year in which the deferral will take place. A participant in the DCP may elect to defer up to 50% of such participant’s annual base salary and up to 100% of such participant’s annual short-term incentive program cash bonus into the DCP during each plan year. In addition, the Company may, in its sole discretion, make discretionary contributions to a participant’s account. Any additional amounts contributed by the Company to a participant’s account will fully vest on the fourth anniversary of December 31 of the year in which the contribution was credited to the participant’s account.

Deferred amounts are recorded in the participant’s account in the form of bookkeeping entries only and will be adjusted for gains and losses based on investment elections made by the participant. Amounts credited to a participant’s account (whether pursuant to a deferral by the participant or a contribution made by the Company) will increase or decrease in value based on the investment fund selected by the participant in his Deferral Election Agreement. A Named Executive Officer can select to “invest” his deferred amounts in the same general investments offered under the PharMerica Corporation 401(k) Retirement Savings Plan. The Named Executive Officers may change their investment elections at any time. Participant balances are unfunded and the participants would be unsecured creditors of PharMerica if the Company became insolvent or otherwise unable to pay the balances to the participant.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (i) the participant’s termination of employment, (ii) the date specified by the participant in the Deferral Election Agreement, not to be any sooner than five years from the end of the year in which the amounts are earned, (iii) the participant’s death or disability, or (iv) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon termination of his employment, a participant will receive 100% of such participant’s account balance, payable in a lump-sum or in ten equal annual installments as selected by the participant when the participant initially enters the DCP. In the event a participant’s employment is terminated, such participant will receive 100% of his or her account balance, payable in a lump-sum if the account balance is $25,000 or less. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in accordance with the participant’s distribution election.

Potential Payments upon Termination or Change-in-Control

The Employment Agreements of the Named Executive Officers require the Company to provide compensation to our Named Executive Officers in the event of certain terminations of employment or a change in control of the Company. The employment agreements we entered into with our Named Executive Officers define “cause,” “good reason” and “change in control” for purposes of determining payments upon termination of employment or a change in control of the Company. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for the definitions of these terms and additional details on the severance and change-in-control provisions that affect our Named Executive Officers.

The estimated payments and benefits that would be provided to each Named Executive Officer as a result of a termination (i) without cause or good reason, (ii) with cause or without good reason, (iii) upon a change in control, (iv) upon death or disability, or (v) due to non-renewal of the employment agreement are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2009, the individual was employed for the full year of fiscal 2009, and the individual did not retire from the Company after age 62 with five years of service. The amounts in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Name and Principal Position	Termination without Cause or Resignation for Good Reason		For Cause or Resignation other than for Good Reason	Upon Change in Control (1)		Termination for Death or Disability		Termination Due to Non- Renewal of Employment Agreement
Gregory Weishar
Accrued Annual Bonus	$718,657	(2)	$—	$951,991	(3)	$951,991	(3)	$—
Severance Payment	4,383,348	(4)	—	4,383,348	(4)	—		—
Value of Accelerated Restricted Stock and Performance Share Units	2,776,856	(6)	—	2,776,856	(6)	1,635,434	(7)	2,776,856	(6)
Value of Stock Options	215,015	(9)	—	215,015	(9)	57,922	(10)	215,015	(9)
Value of Benefits Continuation	54,779	(11)	—	54,779	(11)	8,772	(12)	—

Total Payment Upon Termination	$8,148,655		$—	$8,381,989		$2,654,119		$2,991,871

Michael Culotta
Accrued Annual Bonus	$327,188	(2)	$—	$445,188	(3)	$445,188	(3)	$—
Severance Payment	952,089	(5)	—	952,089	(5)	—		—
Value of Accelerated Restricted Stock and Performance Share Units	1,466,740	(15)	—	1,466,740	(8)	1,466,740	(8)	—
Value of Stock Options	108,109	(9)	—	108,109	(9)	108,109	(9)	—
Value of Benefits Continuation	35,960	(13)	—	35,960	(13)	—		—
Outplacement Assistance	6,000	(14)	—	6,000	(14)	—		—

Total Payment Upon Termination	$2,896,086		$—	$3,014,086		$2,020,037		$—

William Monast
Accrued Annual Bonus	$159,513	(2)	$—	$159,513	(3)	$159,513	(3)	$—
Severance Payment	684,516	(5)	—	684,516	(5)	—		—
Value of Accelerated Restricted Stock and Performance Share Units	260,781	(15)	—	260,781	(8)	260,781	(8)	—
Value of Stock Options	—	(9)	—	—	(9)	—	(9)	—
Value of Benefits Continuation	36,691	(13)	—	36,691	(13)	—		—
Outplacement Assistance	6,000	(14)	—	6,000	(14)	—		—

Total Payment Upon Termination	$1,147,501		$—	$1,147,501		$420,294		$—

Robert McKay
Accrued Annual Bonus	$140,495	(2)	$—	$194,829	(3)	$194,829	(3)	$—
Severance Payment	524,241	(5)	—	524,241	(5)	—		—
Value of Accelerated Restricted Stock and Performance Share Units	591,466	(15)	—	591,466	(8)	591,466	(8)	—
Value of Stock Options	49,116	(9)	—	49,116	(9)	49,116	(9)	—
Value of Benefits Continuation	36,691	(13)	—	36,691	(13)	—		—
Outplacement Assistance	6,000	(14)	—	6,000	(14)	—		—

Total Payment Upon Termination	$1,348,009		$—	$1,402,343		$835,411		$—

Thomas Caneris
Accrued Annual Bonus	$156,143	(2)	$—	$214,477	(3)	$214,477	(3)	$—
Severance Payment	531,658	(5)	—	531,658	(5)	—		—
Value of Accelerated Restricted Stock and Performance Share Units	636,042	(15)	—	636,042	(8)	636,042	(8)	—
Value of Stock Options	52,902	(9)	—	52,902	(9)	52,902	(9)	—
Value of Benefits Continuation	36,162	(13)	—	36,162	(13)	—		—
Outplacement Assistance	6,000	(14)	—	6,000	(14)	—		—

Total Payment Upon Termination	$1,418,907		$—	$1,477,241		$903,421		$—

(1)	The calculation assumes that the Named Executive Officer was terminated on December 31, 2009 without Cause following a change in control. The change in control provisions set forth in the Employment Agreements are described more fully in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements”.

(2)	These amounts represent the pro-rata bonus for the calendar year of termination to be determined using the Named Executive Officer’s current annual base salary and is part of the accrued obligations to be paid upon termination under the Named Executive Officer’s employment agreement. These amounts are the actual amount of the cash award earned by the Named Executive Officer under the 2009 short-term incentive plan.

(3)	These amounts represent the pro-rata bonus for the calendar year of termination to be determined using the Named Executive Officer’s current annual base salary and is part of the accrued obligations to be paid upon termination under the Named Executive Officer’s employment agreement. For purposes of this calculation, we used the actual amount of the cash award earned by the Named Executive Officer under the 2009 short-term incentive plan. These amounts also represent two-thirds of the target amount of performance cash awards granted to the Named Executive Officer under the 2008 long-term incentive plan, except for Mr. Monast, who was not eligible to participate in the 2008 long-term incentive plan due to his employment with the Company beginning in April 2009. The performance cash award under the 2008 long-term incentive plan provides that upon termination for death or disability or termination without cause or for good reason following a change in control of the Company, a Named Executive Officer becomes fully vested in a pro-rata portion of the earned performance cash award based on actual achievement of the performance targets. For purposes of this calculation, we have assumed that the Named Executive Officer is entitled to a pro-rata portion of the target performance cash award. The 2009 long-term incentive plan did not contain a performance cash component.

(4)	These amounts represent the severance payments due pursuant to the Named Executive Officer’s employment agreement of (i) three times the sum of the Named Executive Officer’s current base salary, and (ii) three times the sum of the Named Executive Officer’s target short-term incentive bonus amount. For purposes of the calculation of the short-term incentive bonus amount, we used the actual amount earned by the Named Executive Officer under the 2009 short-term incentive plan.

(5)	These amounts represent the severance payments due pursuant to the Named Executive Officer’s employment agreement of (i) an amount equal to eighteen months of the Named Executive Officer’s current base salary, and (ii) an amount equal to the average bonus the employee received over the three complete years prior to the date of termination. For purposes of the calculation of the average bonus, we used the actual amounts earned by the Named Executive Officers under the 2008 and 2009 short-term incentive plan.

(6)	These amounts represent the intrinsic value of the Named Executive Officer’s unvested restricted stock and performance share units using the December 31, 2009 closing stock price of the Company’s common stock on the NYSE of $15.88 assuming full vesting of the awards.

(7)	These amounts represent the intrinsic value of the Named Executive Officer’s unvested restricted stock that will vest within one year of December 31, 2009 using the December 31, 2009 closing stock price of the Company’s common stock on the NYSE of $15.88.

(8)	These amounts represent the intrinsic value of the Named Executive Officer’s unvested restricted stock and the unvested performance share units using the December 31, 2009 closing stock price of the Company’s common stock on the NYSE of $15.88 assuming full vesting of the awards. Pursuant to the Named Executive Officer’s employment agreement, upon termination following a change in control, the Named Executive Officer will become vested in any outstanding options, restricted stock, or other equity incentive awards outstanding as of the date of such termination.

(9)	These amounts represent the intrinsic value of the Named Executive Officer’s unvested stock options based upon the difference between the December 31, 2009 closing stock price of the Company’s common stock on the NYSE of $15.88, and the exercise price of each such stock option assuming full vesting of the awards. Pursuant to the Named Executive Officer’s employment agreement, upon termination following a change in control, the Named Executive Officer will become vested in any outstanding options, restricted stock, or other equity incentive awards outstanding as of the date of such termination.

(10)	This amount represents the intrinsic value of the Named Executive Officer’s unvested stock options based upon the difference between the December 31, 2009 closing stock price of the Company’s common stock on the NYSE of $15.88, and the exercise price of each such stock option assuming full vesting of one-fourth of the award.

(11)	This amount represents forty-two months of benefits coverage of the Named Executive Officer’s elected benefits under the Company’s employee benefit program. For the purpose of the calculation we have assumed a 10% year over year inflation increase for the cost of the benefits.

(12)	This amount represents thirty months of benefits coverage to the Named Executive Officer’s family based upon the Named Executive Officer’s elected benefits under the Company’s employee benefit program. For the purpose of the calculation we have assumed a 10% year over year inflation increase for the cost of the benefits.

(13)	These amounts represent eighteen months of benefits coverage to the Named Executive Officer and his family based upon the Named Executive Officer’s elected benefits under the Company’s employee benefit program. For the purpose of the calculation we have assumed a 10% year over year inflation increase for the cost of the benefits.

(14)	These amounts represent the value of outplacement assistance available to the Named Executive Officer.

(15)	These amounts represent the intrinsic value of the Named Executive Officer’s unvested restricted stock using the December 31, 2009 closing stock price of the Company’s common stock on the NYSE of $15.88. Upon a termination without Cause or resignation for Good Reason each outstanding option, restricted stock or other equity award held by the Named Executive Officer shall become vested to the extent provided for under the terms governing such equity incentive award. Pursuant to the terms of the performance share unit award agreements, the unvested award is forfeited upon termination of employment.

Compensation Policies and Practices as they Relate to Risk Management

We believe the Company’s overall compensation practices and approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. Several features of the Company’s programs reflect sound risk management practices. The Company believes it has allocated its compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking, because our significant weighting of compensation towards long-term incentive compensation discourages short-term risk taking. This is based on the Company’s belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and its shareholders as a whole. The mix of equity award instruments used under the Company’s long-term incentive program that includes full value awards also mitigates risk. Finally, the multi-year vesting of the Company’s equity awards and its share ownership guidelines properly account for the time horizon of risk.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the amendment and restatement of the Amended and Restated PharMerica Corporation 2007 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). On July 12, 2007, the Company adopted the Omnibus Incentive Plan, under which the Company is authorized to grant equity-based and other awards to its employees, officers, directors and consultants. On July 24, 2008, the stockholders approved an amendment to the Omnibus Incentive Plan to provide the Compensation Committee with increased flexibility to use non-GAAP measures to measure performance, including the ability to exclude from the performance measures certain items or charges related to an event or occurrence which the Compensation Committee determines should be excluded, in accordance with the performance criteria of performance awards granted pursuant to the Omnibus Incentive Plan.

The Omnibus Incentive Plan was amended and restated effective January 1, 2009, and approved by the Company’s shareholders on June 4, 2009. That amendment and restatement, and subsequent stockholder approval, was required by regulations issued pursuant to Section 162(m) of the Code. Such regulations generally provide that, with respect to compensation plans of privately held companies which become public other than through an initial public offering, the plans in effect before the company became public are exempt from Section 162(m) until the first shareholder meeting after the close of the year following the year in which the company became public. Because the Omnibus Incentive Plan was approved prior to our becoming a public company and we became a public company other than through an initial public offering, to meet the requirements of these regulations and to continue to qualify for the exemption for “qualified performance-based compensation” under Section 162(m), the Omnibus Incentive Plan had to be (and was) approved by a majority of the shareholders pursuant to a proposal set forth in our 2009 proxy statement. Approval of this amendment and restatement of the Omnibus Incentive Plan will constitute approval of the material terms and the performance goals of the Omnibus Incentive Plan for the purposes of Section 162(m) of the Code. If the amended and restated Omnibus Incentive Plan is approved by shareholders at the meeting, the material terms and performance goals of the plan will have to be approved every five years following this year’s approval.

Currently, under the Omnibus Incentive Plan approved by the shareholders in 2009, 3,800,000 shares of our common stock are authorized to be issued under the Omnibus Incentive Plan plus an additional 534,642 shares reserved under the Plan for substitute equity awards for employees of our predecessors, Kindred Pharmacy Services and PharMerica Long-Term Care, whose awards were cancelled or forfeited upon the consummation of the Pharmacy Transaction. As of December 31, 2009, there were 2,960,110 shares subject to outstanding awards under the Omnibus Incentive Plan, which includes (i) 1,733,325 options to purchase shares of our common stock, (ii) 208,843 shares of unvested performance share units, (iii) 99,332 shares of unvested restricted stock units, and (iv) 226,227 shares of unvested restricted stock. With a share limit of 3,800,000, this leaves only 839,890 shares remaining available for issuance under the Omnibus Incentive Plan for additional awards. On April 6, 2010, the closing price on the New York Stock Exchange of our common stock, par value $0.01 per share, was $19.00. As of April 6, 2010, the market value of the securities underlying the options and other convertible securities issued under the Omnibus Incentive Plan was $56,242,090.

On April 9, 2010, our Compensation Committee recommended and our Board adopted, subject to shareholder approval, an additional amendment and restatement of the Omnibus Incentive Plan to, among other things:

1.	Increase the number of shares of common stock authorized for issuance under the Omnibus Incentive Plan by 3,437,000 shares to 7,237,000 shares.

2.	Implement a “fungible share pool” method for accounting for awards, rather than the current “full-value share pool” approach ;

3.	Eliminate the limits on the number of shares subject to restricted stock awards, restricted stock unit awards, deferred stock awards and other stock based awards (collectively referred to as “full-value awards”);

4.	Provide that, in determining the number of shares available for issuance under the Omnibus Incentive Plan, a formula will be applied such that all future awards other than stock options or stock appreciation rights will be counted against the remaining number of shares authorized for issuance as 1.65 shares for each share covered by such awards;

5.	Eliminate “net share counting” so that shares that are used to pay the exercise price or taxes owed with respect to an award will not be added back to the authorized share pool;

6.	Provide that shares subject to a stock appreciation right that are not issued in connection with its stock settlement on the exercise of such award and shares that are reacquired by the Company using cash proceeds from the exercises of stock options will not be added back to the authorized share pool;

7.	Provide that dividend or dividend equivalents (as applicable) earned in connection with restricted stock, restricted stock unit, deferred stock, performance awards and other stock based awards which are subject to performance goals will be accumulated until such award is earned and such dividend or dividend equivalents (as applicable) shall not be paid if the performance goals are not satisfied;

8.	Provide that, in the event that the Company acquires a pre-existing plan approved by stockholders of a company in connection with an acquisition of that company (including, without limitation, by merger, stock purchase, asset purchase, or combination), the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the Omnibus Incentive Plan and such shares will not reduce the number of shares authorized for issuance under the Omnibus Incentive Plan; and

9.	Provide for an extension of the term of the Omnibus Incentive Plan such that no grants shall be made under the Omnibus Incentive Plan following the tenth anniversary of April 9, 2010.

This amendment and restatement of the Omnibus Incentive Plan is set forth in the First Amendment to the Amended and Restated Omnibus Incentive Plan attached to this proxy statement as Annex A.

Reasons for the Amendment and Restatement

The Compensation Committee believes that it is in our best interest to amend the Omnibus Incentive Plan as described above, including to increase the maximum number of shares of common stock authorized for issuance under the Omnibus Incentive Plan, so as to maintain the purposes of the Omnibus Incentive Plan, which are to (a) enhance the incentive of those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its affiliates to perform at the highest level, and, (b) to further the best interests of the Company and its stockholders. The Compensation Committee believes that it is in our best interest to move to a fungible share pool arrangement because of the flexibility for determining the mix of grants of awards under the Omnibus Incentive Plan.

The Compensation Committee based its determination to seek the increase of 3,437,000 shares in the number of shares authorized for issuance under the Omnibus Incentive Plan on a number of factors. The size of the new share reserve considers the equity grant practices for our industry peer group, our adopted long-term incentive pay strategy that emphasizes performance-based equity grants to our executives, and outstanding and projected stock incentive grant levels under the Omnibus Incentive Plan. The purpose of the share increase is to secure adequate shares to fund future awards under the Omnibus Incentive Plan for the next few years. We believe the increase in the number of shares available for awards is necessary to continue to attract, retain and motivate talented employees critical to the Company’s long-term success and growth and to align the interests of our employees with those of our shareholders.

Implementation of the fungible pool method of accounting for awards, which allows for trade-offs between options/stock appreciations rights and full-value awards on an economic equivalent basis, eliminates the need for the specific limitation on the number of shares that may be granted as full-value awards. The specific limitation on the number of shares that could be granted full-value awards was to limit the economic cost of the plan. The fungible pool method provides the Company with the flexibility to allocate equity awards among various types of awards. We believe it is important to maintain a flexible equity incentive compensation program to maximize our ability to recruit, retain and motivate talented employees and to support our financial and strategic objectives.

If the amendment and restatement of the Omnibus Incentive Plan is approved by the shareholders, the Omnibus Incentive Plan will include a fungible share pool whereby full-value awards will reduce shares available for issuance under the Omnibus Incentive Plan by 1.65 shares for each share covered by such awards.

The following summary of the Omnibus Incentive Plan, as proposed to be amended and restated, is not intended to be complete and is qualified in its entirety by reference to the Omnibus Incentive Plan, which has been filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and the proposed amendment and restatement of the Omnibus Incentive Plan, a copy of which is attached as Annex A to this Proxy Statement. The amendment and restatement of the Omnibus Incentive Plan will become effective at the Annual Meeting of stockholders only if approved by a majority of the votes cast for this Proposal 2, provided that the total votes cast on this Proposal 2 represents over 50% of the outstanding common stock entitled to vote on Proposal 2.

Summary of the Omnibus Incentive Plan, as proposed to be amended

Shares Subject to Awards. Subject to stockholder approval of the proposed amendment to the Omnibus Incentive Plan, 7,237,000 shares of the Company’s common stock will be reserved for awards to be granted under the Omnibus Incentive Plan and 534,642 shares will be reserved for substitute equity awards for employees of Kindred Pharmacy Services and PharMerica LTC whose awards were cancelled or forfeited upon the consummation of the Pharmacy Transaction. Effective January 1, 2010, the Omnibus Incentive Plan has implemented a “fungible share pool,” which means that one share of stock will be subtracted from the share limit for each share of stock covered by a stock option or stock appreciation right award and 1.65 shares of stock will be subtracted from the share limit for each share of stock covered by any full-value award. The following shares will not be available for re-grant under the Omnibus Incentive Plan: (i) shares tendered by a participant or withheld by the Company to pay the purchase price of a stock option award or to satisfy taxes owed with respect to an award, (ii) shares subject to a stock appreciation right that are not issued in connection with such award’s settlement upon the exercise thereof, and (iii) shares reacquired by the Company using cash proceeds received by the Company from the exercise of stock options. Effective January 1, 2010, shares subject to an award that is forfeited, expired or settled for cash, will be available for re-grant under the Omnibus Incentive Plan as one share of stock for each share of stock covered by a stock option or appreciation right and 1.65 shares of stock for each share of stock covered by any other type of award.

In the event that the Company acquires a pre-existing plan approved by stockholders of a company in connection with an acquisition of that company (including, without limitation, by merger, stock purchase, asset purchase, or combination), the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the Omnibus Incentive Plan and shall not reduce the number of shares authorized for issuance under the Omnibus Incentive Plan.

Administration. Our Compensation Committee or a subcommittee thereof will administer the Omnibus Incentive Plan and will have authority to select individuals to whom awards are granted, determine the types of awards and number of shares covered, and determine the terms and conditions of awards, including the applicable vesting schedule, performance conditions, and whether the award will be settled in cash, shares or a combination of the two.

Eligibility. Our employees, directors, consultants, advisors or any other individuals who provide services to the Company or any affiliate will be eligible to participate in the Omnibus Incentive Plan, except that incentive stock options may only be granted to employees of the Company or a subsidiary of the Company. The terms and conditions of awards under the Omnibus Incentive Plan may not be the same with respect to each participant. The actual number of individuals who will receive an award under the Omnibus Incentive Plan cannot be determined in advance because the Company, in its sole discretion, maintains the right to make available future grants under the Omnibus Incentive Plan. As of April 6, 2010, there were approximately 5,660 employees, directors, consultants, advisors and other individuals who provide services to the Company or any affiliate who are eligible to participate in the Omnibus Incentive Plan.

Types of Awards. The Omnibus Incentive Plan allows for grants of stock options, stock appreciation rights, restricted stock and restricted stock units, deferred shares, performance awards, including cash bonus awards, and other stock-based awards.

Stock options. Stock options granted may be incentive stock options or non-qualified stock options. The exercise price of an option (other than a substitute award) may not be less than the fair market value of a share of our common stock on the date of grant and each option will have a term to be determined by the Compensation Committee (not to exceed ten years from the date of grant). Stock options will be exercisable at such time or times as determined by the Compensation Committee. A participant under the Omnibus Incentive Plan may not receive options and stock appreciation rights in any fiscal year that relates to more than 650,000 shares of common stock.

Stock appreciation rights. A stock appreciation right (SAR) may be granted free-standing or in tandem with another award under the Omnibus Incentive Plan. Upon exercise of a SAR, the holder of that SAR is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the exercise price of the SAR. The exercise price of a SAR (other than a substitute award) will not be less than the fair market value of a share of our common stock on the date of grant and each SAR will have a term to be determined by the Compensation Committee (not to exceed ten years from the date of grant). A participant under the Omnibus Incentive Plan may not receive options or SARs in any fiscal year that relates to more than 650,000 shares of common stock.

Restricted stock/restricted stock units. Shares of restricted stock are shares of our common stock subject to restrictions on transfer and a substantial risk of forfeiture. A restricted stock unit consists of a contractual right denominated in shares of our common stock which represents the right to receive the value of a share of common stock at a future date, subject to certain vesting and other restrictions. Awards of restricted stock and restricted stock units will be subject to restrictions and such other terms and conditions as the Compensation Committee may determine, which restrictions and such other terms and conditions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Compensation Committee may deem appropriate. The Compensation Committee, in its discretion, may award dividends with respect to awards of restricted stock and dividend equivalents with respect to awards of restricted stock units. If such awards are subject to performance goals, any dividends or dividend equivalents shall be accumulated until such award is earned and the dividends or dividend equivalents shall not be paid of the performance goals are not satisfied.

Deferred shares. An award of deferred shares entitles the participant to receive shares of our common stock upon the expiration of a specified deferral period. In addition, deferred shares may be subject to restrictions on transferability, forfeiture and other restrictions as determined by the Compensation Committee. The Compensation Committee, in its discretion, may award dividend equivalents with respect to awards of deferred stock. If such award of deferred shares is subject to performance goals, any dividend equivalents shall be accumulated until such award is earned and the dividend equivalents shall not be paid of the performance goals are not satisfied.

Performance Awards. The Omnibus Incentive Plan provides that grants of performance awards, including cash-denominated awards and (if determined by the Compensation Committee) options, deferred shares, restricted stock or other stock-based awards will be made based upon certain “performance objectives” provided for under the terms of the Omnibus Incentive Plan. The maximum number of shares of our common stock subject to a performance award in any fiscal year to any one participant is 500,000 shares and the maximum amount that can be earned in respect of a performance award denominated in cash or value other than shares on an annualized basis is $5.0 million.

Generally, performance awards include a pre-established formula requiring the achievement, during a performance period or periods, as determined by the Compensation Committee, of a level or levels of, or increases in, as determined by the Compensation Committee, of one or more performance measures with respect to the Company, any Subsidiary and/or any business unit of the Company or any Subsidiary, including without limitation the following: return on equity or average equity, diluted earnings per share, total earnings, earnings growth, return on capital or average capital or invested capital, return on assets or net assets, earnings before interest and taxes, EBITDA, EBITDA minus capital expenditures, sales or sales growth, customer or customer growth, traffic, revenue or revenue growth, income or net income, net income before share-based payments, gross margin return on investment, increase in the fair market value of common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, gross profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), capital expenditures, operating expenses, selling, general and administrative expenses, operating income or net operating income, return on investment, inventory turns, return on sales, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value, or expense targets, customer satisfaction surveys and productivity. The Compensation Committee may also exclude from the performance measures charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis (e.g., measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices). The Compensation Committee may not, in its discretion, increase the amount payable under any performance award upon attainment of the performance measure. The Compensation Committee, in its discretion, may award dividend equivalents with respect to performance awards. If such awards are subject to performance goals, any dividend equivalents shall be accumulated until such award is earned and the dividend equivalents shall not be paid of the performance goals are not satisfied.

Other awards. The Compensation Committee is authorized to grant other stock-based awards, either alone or in addition to other awards granted under the Omnibus Incentive Plan. Other awards may be settled in shares, cash, awards granted under the Omnibus Incentive Plan or any other form of property as the Compensation Committee determines and the Compensation Committee, in its discretion, may grant dividend equivalents with respect to such awards. If such awards are subject to performance goals, any dividend equivalents shall be accumulated until such award is earned and the dividend equivalents shall not be paid of the performance goals are not satisfied.

Adjustments. The Compensation Committee must adjust the terms of any outstanding awards, individual limits imposed under the Omnibus Incentive Plan on the number of stock options, SARs and Performance Awards and the number of shares of common stock issuable under the Omnibus Incentive Plan for any change in shares of our common stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of our common stock, or any other event that affects our capitalization if such an adjustment is necessary in order to prevent enlargement or dilution of the benefits or potential benefits intended to be made available under the Omnibus Incentive Plan.

Replacement Options/Restricted Shares. Company stock options granted under the Omnibus Incentive Plan to replace options granted by Kindred or AmerisourceBergen that were cancelled or forfeited upon the consummation of the Pharmacy Transaction have the same basic terms and conditions as apply to the cancelled Kindred or AmerisourceBergen options. In addition, unvested restricted shares of Kindred and AmerisourceBergen common stock held by our Named Executive Officers who were formerly Kindred Pharmacy Services or PharMerica LTC employees were replaced with restricted shares of the Company’s common stock, which have the same basic terms and conditions as apply to the forfeited Kindred or AmerisourceBergen restricted shares.

Termination of Service. The Compensation Committee will determine the effect of a termination of employment or service on awards granted under the Omnibus Incentive Plan (i.e., the circumstances in which awards shall be exercised, vested, paid or forfeited).

Repricing Prohibited. No adjustment or reduction of the exercise price of any outstanding stock options or SARs in the event of a decline in stock price is permitted without approval by the Company’s stockholders or as otherwise specifically provided under the Omnibus Incentive Plan (such as an adjustment as described above). The prohibition includes: (i) reducing the exercise price of outstanding stock options or SARs, (ii) canceling outstanding stock options or SARs in connection with regranting stock options or SARs at a lower price to the same individual and (iii) canceling a stock option or SAR in exchange for a cash payment or other Award.

Limited Transferability. Except as provided in the next sentence, awards are not transferable and may not be encumbered, assignable, alienable, saleable or transferable other than by will or the laws of descent and distribution, and such award may be exercised during the life of the grantee only by the grantee or the grantee’s guardian or legal representative. The Committee may permit a grantee to make a gift of an award to members of the grantee’s immediate family (spouse, parent, children, stepchildren and grandchildren), and trusts for the benefit of one or more of them, or a partnership, family partnerships and similar entities for the benefit of immediate family members.

Amendment, Modification and Termination. Our Board may from time to time suspend, discontinue, revise or amend the Omnibus Incentive Plan and the Compensation Committee may amend the terms of any award in any respect, provided that no such action will adversely affect the rights of a holder of an outstanding award under the Omnibus Incentive Plan without the holder’s consent, and no such action will be taken without stockholder approval, if required by the rules of the stock exchange on which our shares are traded (and subject to repricing, transferability and other limitations as set forth in the Omnibus Incentive Plan).

Term of the Omnibus Incentive Plan. No award shall be granted under the Omnibus Incentive Plan after the tenth year anniversary of April 9, 2010.

Federal Income Tax Aspects of Awards Under the Omnibus Incentive Plan. The Federal income tax consequences of the Omnibus Incentive Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Omnibus Incentive Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Omnibus Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The following does not describe alternative minimum tax, other Federal taxes, or foreign, state or local income taxes which may vary depending on individual circumstances and from locality to locality.

Stock Options. If an option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option except that at the time of exercise, the excess of the then fair market value of the common stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, upon an optionee’s sale of his or her shares of common stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of common stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the excess of the lower of the fair market value of the common stock at the exercise date or the sale price of the common stock over the exercise price. Any gain recognized on such a disposition of the common stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

An optionee will not recognize any taxable income at the time the optionee is granted a non-qualified stock option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the common stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee’s sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the common stock has been held for at least the applicable long-term capital gain period (currently 12 months).

Stock Appreciation Rights. Generally, stock appreciation rights will not be taxable to the participant at grant. Upon exercise of the stock appreciation right, the fair market value of the shares received, determined on the date of exercise, or the amount of cash received in lieu of shares, will be taxable to the participant as ordinary income in the year of such exercise. The Company will be entitled to a business expense deduction to the extent the grantee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

Restricted Stock. Generally, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the common stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the Omnibus Incentive Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Section 83 of the Code.

Restricted Stock Units. Upon the lapse of the restrictions of the restricted stock unit and the issuance of the earned shares of common stock, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock or cash received.

Deferred Shares. A participant will recognize ordinary income on the fair market value of the shares when the shares are no longer subject to deferral.

Performance Awards. Normally, a participant will not recognize taxable income upon the grant of performance award. Subsequently, when the conditions and requirements for the award has been satisfied and the payment amount of the award is determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant.

Dividend Equivalents. A participant will recognize ordinary income on dividend equivalents as they are paid.

Code Section 409A. Certain types of awards under the Omnibus Incentive Plan, including performance awards and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment)

and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Omnibus Incentive Plan and awards granted under the Omnibus Incentive Plan generally will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Section 162(m). Under Section 162(m) of the Code, in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for certain executive officers exceeds $1.0 million in any one taxable year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation” established by an independent compensation committee that conforms to certain restrictive conditions stated under the Code and related regulations and described above.

The Omnibus Incentive Plan has been structured with the intent that certain awards granted under the Omnibus Incentive Plan may meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. To the extent granted with an exercise price not less than the fair market value on the date of grant, options granted under the Omnibus Incentive Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Stock appreciation rights will also qualify as “performance-based” under Section 162(m) of the Code, to the extent they relate only to the increase in the market value of the shares of common stock from the date of grant. Performance awards granted under the Omnibus Incentive Plan may also qualify as “performance-based” under Section 162(m) of the Code if they vest or are otherwise payable based solely upon the performance criteria. As described above, in order for these types of awards to qualify as “performance-based” under Section 162(m) of the Code, the Company has submitted this proposal for stockholder approval.

Other Considerations. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

The Omnibus Incentive Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in shares of common stock previously owned by the participant rather than in cash.

New Plan Benefits

Future benefits under the Omnibus Incentive Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable. During 2009, under the Omnibus Incentive Plan, stock options and restricted stock were granted to the Named Executive Officers as set forth herein in the table captioned “Grants of Plan-Based Awards in 2009” and to the non-employee directors as set forth herein in the table captioned “Director Compensation.” Each of our non-employee directors receives a one-time award of stock options valued at $120,000 upon joining the Board and an annual grant of restricted stock valued at $80,000. In addition, each of our non-employee directors will receive an annual retainer of $35,000 payable in whole or in part in cash or shares of common stock. We cannot determine in advance what election the non-employee directors will make.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities) reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,041,500	(1)	$15.60	(2)	1,443,127

(1)	Includes the following: 1,733,325 shares of common stock to be issued upon exercise of outstanding stock options granted under the Omnibus Incentive Plan; 208,843 shares of common stock to be issued upon vesting of performance share units under the Omnibus Incentive Plan; and 99,332 shares of common stock to be issued upon vesting of restricted stock units under the Omnibus Incentive Plan; does not include 226,227 shares of restricted stock to be issued upon vesting of restricted stock awards under the Omnibus Incentive Plan. The 1,733,325 shares of common stock to be issued upon exercise of outstanding stock options granted under the Omnibus Incentive Plan have a weighted average remaining term of 5.2 years.

(2)	The weighted average exercise price in column (b) does not take the 308,175 shares of common stock to be issued under performance share units and restricted stock units into account.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the approval of the amendment and restatement of the Omnibus Incentive Plan.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock cast for this Proposal 2 is required to approve the amendment and restatement of the Omnibus Incentive Plan; provided that the total vote cast on this Proposal 2 represents over 50% of the outstanding common stock entitled to vote on Proposal 2.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

The Audit Committee reviews and approves in advance all related-party transactions and addresses any proposed conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP, or KPMG, to serve as our independent registered public accountants for the 2010 fiscal year. The Audit Committee is satisfied with KPMG’s reputation in the auditing field, its personnel, its professional qualifications and its independence.

PricewaterhouseCoopers LLC, or PwC, served as our independent registered public accountants for the years ended December 31, 2009 and 2008. During 2009, the Audit Committee solicited proposals from several audit firms to serve as our independent registered public accountants. The Audit Committee conducted this review in keeping with its responsibilities to evaluate and select our independent registered public accountants and because it believes that it should conduct periodic reviews as a matter of good corporate governance. Following approval from the Audit Committee, on March 2, 2010, we informed PwC that they would be dismissed as our accountants, effective immediately. On March 2, 2010, the Audit Committee engaged KPMG to serve as our independent registered public accountants for the 2010 fiscal year. In deciding to engage KPMG, the Audit Committee considered its reputation in the auditing field and its professional qualifications, and reviewed auditor independence issues and existing commercial relationships with KPMG. The Audit Committee concluded that KPMG had no relationship with us that would impair its independence.

KPMG and PWC representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

PwC’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. PwC’s audit reports on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PwC on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 did contain the following statement: “As described in Management’s Annual Report on Internal Control over Financial Reporting under Item 9A, management has excluded the West Virginia Acquisition and Integrity Pharmacy Services Acquisition from its assessment of internal control over financial reporting as of December 31, 2009 because they were acquired by the Corporation in a purchase business combination during 2009. We have also excluded the West Virginia Acquisition and Integrity Pharmacy Services Acquisition from our audit of internal control over financial reporting. The West Virginia Acquisition and Integrity Pharmacy Services Acquisition are wholly-owned subsidiaries whose total combined assets and total combined revenues represent 10.0% and less than 1.0%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2009.”

During the years ended December 31, 2009 and 2008, and in the subsequent interim period through the date of completion of the audit of our consolidated financial statements as of and for the year ended December 31, 2009, (i) we had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in its reports, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

During the years ended December 31, 2009 and 2008, and in the subsequent interim period through the date of completion of the audit of our consolidated financial statements as of and for the year ended December 31, 2009, neither we, nor anyone on our behalf, consulted with KPMG on any of the matters or events set forth in Item 304(a)(2) of SEC Regulation S-K.

The Company provided PwC with a copy of the disclosures it made in its Current Report on Form 8-K filed with the SEC on March 5, 2010 prior to the time such Form 8-K was filed with the SEC. PwC furnished the Company with a letter addressed to the SEC stating PwC agreed with the disclosures contained in the Current Report on Form 8-K. A copy of this letter was filed as Exhibit 16.1 to that Current Report on Form 8-K.

Although it is not required to submit this proposal to the stockholders for approval, the Board believes it is desirable that an expression of stockholder opinion be solicited and presents the selection of the independent registered public accounting firm to the stockholders for ratification. Even if the selection of KPMG is ratified by the stockholders, the Audit Committee in its discretion could decide to terminate the engagement of KPMG and engage another firm if the committee determines that this is necessary or desirable.

Independent Registered Public Accounting Firm Fees

The Audit Committee of the Board of Directors has recommended to the Board the appointment of KPMG to audit the Company’s consolidated financial statements and internal control over financial reporting for fiscal 2010, subject to ratification by the shareholders at the Annual Meeting.

The following table presents fees (including out-of-pocket costs) billed by the Company’s previous auditor, PwC, for fiscal 2008 and 2009:

Description of Fees	2008	2009
Audit Fees (1)	$1,029,908	$711,683
Audit—Related Fees (2)	—	22,137
Tax Fees (3)	—	—
All Other Fees (4)	40,056	21,110

Total	$1,069,964	$754,930

(1)	Annual audit fees include fees for the audit of our annual financial statements, the audit of our internal controls over financial reporting, and the review of our financial information included in our Form 10-Q filings.

(2)	For fiscal 2009, audit-related fees were related to services performed by PwC related to financial accounting consultations and reporting.

(3)	There were no tax fees billed by PwC for fiscal years 2008 and 2009.

(4)	For 2008 and 2009, all other fees were related to procedures performed by PwC for compliance with the Corporate Integrity Agreement dated March 29, 2005 between PharMerica Long-Term Care and the Office of Inspector General within the Department of Health and Human Services.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee’s charter provides that the Audit Committee will review, and approve in advance, in its sole discretion, all auditing services, internal control related services and permitted non-audit services, including fees and terms, to be performed for the Company by the independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Securities and Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate to sub-committees of one or more members of the Audit Committee its authority to pre-approve audit and permitted non-audit services, including internal control related services, provided that any such sub-committee pre-approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. All audit and permitted non-audit services and all fees associated with such services performed by PwC in fiscal 2009 were approved by the full Audit Committee consistent with the policy described above.

Recommendation of Our Board of Directors

Our board of directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting is required to approve the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting process of the Company on behalf of the Board. Management is responsible for the Company’s financial reporting process including its system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and system of internal controls in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm and monitor and oversee the accounting and financial reporting processes of the Company, including the Company’s internal controls over financial reporting, and the audits of the financial statements of the Company.

During the course of 2009 and the first quarter of 2010, the Audit Committee regularly met and held discussions with management and the independent registered accounting firm. In the discussions related to the Company’s consolidated financial statements for fiscal year 2009, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with generally accepted accounting principles accepted in the United States. The Audit Committee reviewed and discussed with management and the independent registered accounting firm the audited consolidated financial statements for fiscal year 2009.

In fulfilling its responsibilities, the Audit Committee discussed with the independent registered accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from the independent registered accounting firm the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent registered accounting firm not related to the audit of the Company’s financial statements for fiscal year 2009 is compatible with maintaining the independent registered accounting firm independence. The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent registered accounting firm in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent registered accounting firm and the Audit Committee’s review of the representations of management and the report and letter of the independent registered accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for filing with the SEC. We also approved, subject to stockholder ratification, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Audit Committee

Robert A. Oakley, Ph.D., Chairman W. Robert Dahl, Jr. Thomas P. Gerrity, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management, and Owners of More Than 5% of the Company’s Stock

Listed below are the outstanding shares of the Company’s common stock beneficially owned as of April 6, 2010 by (i) the Named Executive Officers, (ii) the Company’s directors; (iii) the Company’s directors and executive officers as a group, and (iv) each person or entity that we know (based on filings of Schedule 13G with the SEC) to be the beneficial owner of more than 5% of any class of our voting securities. Unless otherwise indicated below, the address of these parties is 1901 Campus Place, Louisville, Kentucky 40299. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

As of April 6, 2010, there were 30,642,669 shares of the Company’s common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of April 6, 2010 into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers, Directors and Nominees
Gregory Weishar (1)(2)(3)	572,491	1.85%
William Monast (1)(3)	20,670	*
Michael Culotta (1)(2)(3)	209,636	*
Thomas Caneris (1)(2)	65,367	*
Robert McKay (1)(2)	60,671	*
Frank Collins (1)(2)	23,018	*
Thomas Gerrity (1)(2)	23,018	*
Thomas Mac Mahon (1)(2)	23,018	*
Dan Mendelson (1)(2)	21,857	*
Robert Oakley (1)(2)	18,547	*
W. Robert Dahl, Jr. (1)(2)	11,020	*
Marjorie Dorr (2)	11,056	*
Geoffrey G. Meyers (2)	3,099	*
All directors and executive officers of the Corporation as a group (16 Persons)	1,184,642	3.87%

Other Security Holders with More Than 5% Ownership
Keeley Asset Management Corporation (4)	2,522,300	8.23%
Knightsbridge Asset Management, L.L.C. (5)	3,061,371	9.99%
Morgan Stanley Investment Management Inc. (6)	2,743,562	8.95%
Fred Alger Management, Inc. (7)	1,549,708	5.06%
The Vanguard Group, Inc. (8)	1,728,722	5.64%
JPMorgan Chase & Co. (9)	2,122,850	6.93%
BlackRock, Inc. (10)	2,852,129	9.31%

*	Less than one percent of class.

(1)	Includes for the following persons shares of the Company’s common stock which may be acquired pursuant to the exercise of vested stock options: Mr. Weishar—309,830, Mr. Monast—14,170, Mr. Culotta—145,043, Mr. Caneris—54,637, Mr. McKay—50,708, Mr. Collins—10,282, Mr. Gerrity—10,282, Mr. Mac Mahon—10,282, Mr. Mendelson—10,282, Mr. Oakley—9,066, Mr. Dahl —3,189 and Ms. Dorr—4,610.

(2)	Includes voting rights over unvested restricted stock as follows: Mr. Weishar—56,354, Mr. Culotta—32,593, Mr. Caneris—10,730, Mr. McKay—9,963, Mr. Collins—6,856, Mr. Gerrity—6,856, Mr. Mac Mahon—6,856, Mr. Mendelson—6,856, Mr. Oakley—5,771, Mr. Dahl—5,221, Ms. Dorr—4,297 and Mr. Meyers —3,099.

(3)	Includes for the following persons shares of the Company’s common stock which they own through their own investment: Mr. Weishar—206,307, Mr. Monast—6,500 and Mr. Culotta—32,000.

(4)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on February 12, 2010 by Keeley Asset Management Corporation and Keeley Small Cap Value Fund, in which Keeley Asset Management Corporation states that it has sole voting power over 2,498,300 shares and sole dispositive power over 2,522,300 shares of the Company’ common stock. Their business address is 401 South LaSalle Street Chicago, Illinois 60605.

(5)	The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on February 16, 2010 by Knightsbridge Asset Management, LLC, in which Knightsbridge Asset Management, LLC states that it has sole voting power over 2,622,621 shares and sole dispositive power over 2,860,321 shares of the Company’ common stock. Its business address is 660 Newport Center Drive, Suite 460, Newport Beach, CA 92660.

(6)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on February 12, 2010 by Morgan Stanley, in which Morgan Stanley states that it has sole voting power over 2,741,178 shares and sole dispositive power over 2,743,562 shares of the Company’ common stock. Its business address is 1585 Broadway New York, NY 10036.

(7)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on February 16, 2010 by Fred Alger Management, Inc. and Alger Associates, Incorporated in which Fred Alger Management, Inc. states that it has sole voting power over 1,549,708 shares and sole dispositive power over 1,549,708 shares of the Company’ common stock. Their business address is 111 Fifth Avenue, New York, NY 10003.

(8)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on February 8, 2010 by The Vanguard Group, Inc., in which The Vanguard Group, Inc. states that it has sole voting power over 42,356 shares and sole dispositive power over 1,686,366 shares of the Company’ common stock. Its business address is 100 Vanguard Blvd, Malvern, PA 19355.

(9)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on February 2, 2010 by JPMorgan Chase & Co., in which JPMorgan Chase & Co. states that it has sole voting power over 1,753,119 shares, shared voting power over 236,371 shares, sole dispositive power over 2,102,985 shares, and shared dispositive power over 15,700 shares of the Company’ common stock. Its business address is 270 Park Ave., New York, NY 10017.

(10)	The shares included in the table are based solely on the Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc., in which BlackRock, Inc. states that it has sole voting power over 2,852,129 shares and sole dispositive power over 2,852,129 shares of the Company’ common stock. Its business address is 40 East 52nd Street, New York, NY 10022.

GENERAL INFORMATION

Other Matters. As of the date of this Proxy Statement, the Company did not know of any other matter that will be presented for consideration at the Annual Meeting. However, if any other matter should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

Multiple Stockholders Sharing the Same Address . The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company will deliver a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Corporate Treasurer, 1901 Campus Place, Louisville, Kentucky 40299 or by contacting the Corporate Treasurer at (502) 627-7000.

Stockholder Proposals for 2011 Annual Meeting.

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2011 Annual Meeting of Stockholders must be in writing and received by the Corporate Secretary of the Company not later than January 26, 2011.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2011 Annual Meeting of Stockholders:

•	not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which will be May 26, 2011); or

•

if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

We must receive notice of your intention to introduce a nomination or other item of business at that meeting not earlier than January 26, 2011 and not later than February 25, 2011. If we do not receive notice during that period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Notice of a proposed item of business must include:

•	the name and address of the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, as they appear on the Company’s books;

•	the class and number of shares of the Company which are owned of record by such stockholder and beneficially by such beneficial owner;

•

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Notice of a director nomination must include (as to each person whom the stockholder proposes to nominate for election or reelection as a director):

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•

a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board, in accordance with the Company’s By-Laws.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers and regular employees. The entire cost of solicitation will be borne by the Company.

By Order of the Board of Directors,

GREGORY S. WEISHAR

Chief Executive Officer

Louisville, Kentucky

April 26, 2010

APPENDIX A

AMENDED AND RESTATED PHARMERICA CORPORATION

2007 OMNIBUS INCENTIVE PLAN

SECTION 1. Purpose. The purpose of the Amended and Restated PharMerica Corporation 2007 Omnibus Incentive Plan is to enhance the incentive of those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its Affiliates to perform at the highest level, and, in general, to further the best interests of the Company and its stockholders.

SECTION 2. Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, controls, is controlled by or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

(d) “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e) “Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant who is an individual, such individual’s Beneficiary shall be the individual’s estate.

(f) “Board” shall mean the board of directors of the Company.

(g) “Change in Control” shall mean the occurrence of:

(i) any “person” (as defined in Section 13(d) of the Act other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 40% or more of the combined voting power of the Company’s then outstanding Voting Stock (excluding any “person” who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below);

(ii) at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board (and any new member of the Board whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the period or whose election or nomination was so approved) cease for any reason to constitute at least a majority of members then constituting the Board; provided that any member of the Board who is approved in connection with an actual or threatened proxy contest or any other actual or threatened solicitation of proxies shall not be considered a member of the Board for purposes of such vote; or

(iii) the consummation of (A) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Stock of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into Voting Stock of the surviving entity or any parent thereof) at least 50% of the combined voting power of the Voting Stock, or the total fair market value of all the securities, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of assets of the Company having a total gross fair market value equal to more than 40% of the total gross Fair Market Value of all assets of the Company immediately prior to such transaction or transactions.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a “group”, within the meaning of Section 13(d)(3) of the Act, which consummates the Change in Control transaction.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” shall mean the Compensation Committee of the Board or subcommittee thereof or such other committee or subcommittee as may be designated by the Board that satisfies the requirements of applicable law. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j) “Company” shall mean PharMerica Corporation, a Delaware corporation.

(k) “Covered Employee” means an individual who is or is likely to be a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision.

(l) “Deferred Stock” shall mean a right to receive Shares or other Awards or a combination thereof at the end of a specified deferral period, granted under Section 9.

(m) “Fair Market Value” shall mean with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange on which the Shares trade or are quoted, or if Shares are not so listed or quoted, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that (i) meets the requirements of Section 422 of the Code, or any successor provision thereto and (ii) is designated by the Committee in the applicable Award Agreement as an Incentive Stock Option.

(o) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” means an Award granted pursuant to Section 11 of the Plan.

(r) “Participant” shall mean the recipient of an Award granted under the Plan.

(s) “Performance Award” means an Award granted pursuant to Section 10 of the Plan, including, but not limited to, one intended to be “qualified performance-based compensation” under Section 162(m) of the Code.

(t) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured and must be met.

(u) “Plan” shall mean the Amended and Restated PharMerica Corporation 2007 Omnibus Incentive Plan as the same may be amended from time to time.

(v) “Restricted Stock” shall mean any Share granted under Section 8.

(w) “Restricted Stock Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(x) “SAR” or “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(d), shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(y) “Service” shall mean the active performance of services for the Company or an Affiliate by a person who is an employee or director of the Company or an Affiliate.

(z) “Shares” shall mean shares of the common stock of the Company.

(aa) “Subsidiary” shall mean a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(bb) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines; provided that the terms and conditions of each such Substitute Award (including, without limitation, the exercise price and number of Shares subject to such Substitute Award) shall be determined in accordance with U.S. Department of Treasury Regulation §1.409A-1(b)(5)(v)(D).

(cc) “Voting Stock” shall mean securities entitled to vote generally on the election of the Board.

SECTION 3. Eligibility.

(a) Any employee, member of the Board, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate, shall be eligible to be selected to receive an Award under the Plan, except that Incentive Stock Options may be granted only to employees of the Company or a Subsidiary.

(b) Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall consist of not less than three directors. Each Committee member shall be (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the Securities and Exchange Commission and the applicable stock exchange on which the Shares trade or are quoted and (ii) an outside director pursuant to Section 162(m) of the Code, and any regulations issued thereunder, in each case at such time as the Company becomes subject to the respective regulatory regime. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may delegate to one or more of the Committee’s members or to officers of the Company the authority to exercise all duties and responsibilities of the Committee under the Plan, including those listed in Section 4(b) below or such of those duties and responsibilities as may be specified by the Committee, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Act. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including

Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) adopt form of Award Agreements; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) correct any defect, supply any omission or reconcile any inconsistency in or among the Plan, an Award or an Award Agreement; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

SECTION 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(d) below, the maximum number of Shares available for delivery under the Plan is 7,237,000 Shares, less one Share for every Share that is subject to an Option or Stock Appreciation Right granted after December 31, 2009 and 1.65 Shares for every one Share subject to an award other than an Option or Stock Appreciation Right granted after December 31, 2009. Subject to adjustment as provided in Section 5(d), the maximum number of Shares that may be subject to grant of Incentive Stock Options is 3,800,000 and no Participant may receive Options and SARs under the Plan in any fiscal year that relate to more than 650,000 Shares.

(b) If after December 31, 2009 any Shares subject to an Award under the Plan are forfeited, or an Award expires or is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 5(e) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to an Award, and (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(d) In the event of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares or the value thereof, such adjustments and other substitutions to the Plan and to the Awards are automatic upon such dividend or other distribution and shall be equitable and appropriate taking into consideration the accounting and tax consequences, including such adjustments to: (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) and Section 10(c), (ii) the number and type of Shares (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e) Any Shares that were previously subject to an Award that again become available for grant pursuant to this Section shall be added back to the share limit set forth in Section 5(a) as (i) one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan, and (ii) as 1.65 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan. Additionally, in the event that the Company or any of its Subsidiaries acquires a pre-existing plan approved by stockholders of a company in connection with an acquisition of that company (including, without limitation, by merger, stock purchase, asset purchase, or combination) and such plan is not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

SECTION 6. Options.

(a) The Committee is hereby authorized to grant Options to Participants with the terms and conditions set forth in this Section 6 and with such additional terms and conditions as set forth in an Award Agreement, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(b) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(c) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(d) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(e) The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(g) Each Option shall be evidenced by an Award Agreement which contains the terms and conditions of the Option as determined by the Committee.

SECTION 7. Stock Appreciation Rights.

(a) The Committee is hereby authorized to grant Stock Appreciation Rights (“SARs”) to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. Each SAR shall be evidenced by an Award Agreement which includes the terms and conditions determined by the Committee.

(b) SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d) A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than the Fair Market Value of the Share on the date of grant.

SECTION 8. Restricted Stock and Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants. Each Award of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the Participant’s interest in the related Shares or the value of the Restricted Stock Units will be forfeited or become vested, including performance goals, if any, that must be achieved as a condition to vesting of the Restricted Stock Award or the Restricted Stock Unit. The Committee, in its discretion, may award (i) dividends with respect to Awards of Restricted Stock and (ii) dividend equivalents with respect to Awards of Restricted Stock Units; provided such dividends and/or dividend equivalents with respect to Awards of Restricted Stock and Restricted Stock Units which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such dividend and/or dividend equivalents shall not be paid if the performance goals are not satisfied.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(e) If the Committee intends that an Award under this Section 8 shall constitute or give rise to “qualified performance based compensation” under Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 10(c), including without limitation, the performance criteria and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

SECTION 9. Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to terms and conditions set forth in this Section 9 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Each grant of Deferred Stock shall be evidenced by an Award Agreement which contains the terms and conditions determined by the Committee.

(a) Issuance of Shares will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Shares, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(b) The Committee, in its discretion, may award dividend equivalents with respect to Awards of Deferred Stock; provided such dividend equivalents with respect to Awards of Deferred Stock which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such dividend equivalents shall not be paid if the performance goals are not satisfied.

SECTION 10. Performance Awards.

(a) The Committee is hereby authorized to grant Performance Awards to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. Each grant of Performance Awards shall be evidenced by an Award Agreement which contains the terms and conditions determined by the Committee. The Committee, in its discretion, may award dividend equivalents with respect to Performance Awards; provided such dividend equivalents with respect to Performance Awards shall be accumulated until such Performance Award is earned and such dividend equivalents shall not be paid if the performance goals are not satisfied.

(b) Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and set forth in the Award Agreement.

(c) Every Performance Award shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more performance measures with respect to the Company, any Subsidiary and/or any business unit of the Company or any Subsidiary, including without limitation the following: return on equity or average equity, diluted earnings per share, total earnings, earnings growth, return on capital or average capital or invested capital, return on assets or net assets, earnings before interest and taxes, EBITDA, EBITDA minus capital expenditures, sales or sales growth, customer or customer growth, traffic, revenue or revenue growth, income or net income, net income before share-based payments, gross margin return on investment, increase in the fair market value of common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, gross profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), capital expenditures, operating expenses, selling, general and administrative expenses, operating income or net operating income, return on investment, inventory turns, return on sales, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value, or expense targets, customer satisfaction surveys and productivity. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. For any Award subject to any the pre-established formula described herein, the maximum number of shares subject to any such Award denominated in Shares granted in any fiscal year to a Participant shall be 500,000 Shares, subject to adjustment as provided in Section 5(d), and the maximum amount earned in respect of a Performance Award denominated in cash or value other than Shares on an annualized fiscal year basis with respect to any Participant shall be $5,000,000. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(c) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 10(c) applies upon attainment of such pre-established formula.

(d) Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, or a combination thereof, in the discretion of the Committee as set forth in the applicable Award Agreement. Performance Awards will be distributed only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to paragraph (c) above. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant.

SECTION 11. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards and such terms and conditions shall be contained in an Award Agreement which evidences such Award. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 11. The Committee, in its discretion, may award dividend equivalents with respect to Awards granted pursuant to this Section 11; provided such dividend equivalents with respect to such Awards which vest based on the achievement of performance goals shall be accumulated until such Award is earned and such dividend equivalents shall not be paid if the performance goals are not satisfied.

SECTION 12. Effect of Termination of Service on Awards. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide Service to the Company or any Affiliate prior to the end of a performance period or exercise or settlement of such Award; provided that, to the extent such Award is subject to Section 409A of the Code, the Committee’s determination provided for in this Section 12 shall comply with Section 409A of the Code and the regulations promulgated thereunder.

SECTION 13. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee pursuant to this Section 13(d) or Section 13(e), (i) no Award and no right under any Award shall be encumbered, assignable, alienable, saleable or transferable by a Participant otherwise than by will or the laws of descent and distribution and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. To the extent permitted by the Committee, a Participant may assign or transfer an Award to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) to a charity or charitable trust,. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate.

(f) All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the

Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) The applicable Award Agreement shall provide whether, upon a Change in Control, outstanding Options shall become fully exercisable and/or vested and outstanding Awards (other than Options) shall become fully vested and/or payable. To the extent not provided in the applicable Award Agreement, the Committee shall determine the treatment of outstanding Awards in connection with any transaction or transactions resulting in a Change in Control after giving due consideration to the federal income tax consequences, if any, under Section 409A of the Code arising from such treatment.

(h) The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants, as it deems necessary in its sole discretion.

SECTION 14. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or required to comply with Rule 16b-3 of the Act and Section 162(m) or 422 of the Code, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, except as provided in Section 5(d), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof, or result in the cancellation of an Option or Stock Appreciation Right with a purchase or exercise price per share that exceeds the Fair Market Value of one Share in exchange for cash or another Award and provided further, that the Committee’s authority under this Section 14(b) is limited in the case of Awards subject to Section 10(c), as set forth in Section 10(c).

(c) Except as noted in Section 10(c), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award, except that (i) the Committee shall give due consideration to the federal income tax consequences arising under Section 409A of the Code prior to taking any such action and (ii) this Section 14(d) shall not be interpreted to permit any transaction that is prohibited by the second proviso of Section 14(b) relating to the direct or indirect repricing of Awards.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 15. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants hereunder.

(b) A Participant granted an Award shall have no rights as a stockholder of the Company with respect to such Award unless and until such time as certificates of book-entry shares for the Shares underlying the Award are registered in such Participant’s name in the Company’s stock records. The right of any Participant to receive payment with respect to an Award by virtue of participation in the Plan shall be no greater than the right of any of the Company’s unsecured general creditors.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other Awards) of any federal, state and local withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws of the State of Delaware and construed accordingly, to the extent not superseded by applicable federal law. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 16. Effective Date of the Plan. The Plan was originally effective as of July 12, 2007. The effective date of this amendment and restatement of the Plan shall be May 26, 2010.

SECTION 17. Term of the Plan. No Award shall be granted under the Plan following the tenth year anniversary of the earlier of (a) the date the amended and restated Plan is adopted by the Board, or (b) the date the amended and restated Plan is approved by the stockholders of the Company. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 18. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

PharMerica Corporation

WO# 73353

FOLD AND DETACH HERE

FOR all nominees WITHHOLD listed below AUTHORITY (except as marked to vote for all nominees to the contrary) listed below *EXCEPTIONS

1. ELECTION OF DIRECTORS

Nominees:

01 Gregory S. Weishar

02 W. Robert Dahl, Jr.

03 Frank E. Colins, Esq.

04 Daniel N. Mendelson

05 Thomas P. Mac Mahon

06 Ms. Marjorie W. Dorr 07 Thomas P. Gerrity, Ph. D . 08 Robert A . Oakley, Ph.D. 09 Geoffrey G. Meyers

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Please mark your votes as indicated in this example

2. PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S IN DEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

FOR AGAINST ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Mark Here for Address Change or Comments

SEE REVERSE

Signature Signature if held jointly Dated: 2010

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a Company, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymelon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Proxy Statement and the 2009 Annual Report on the internet at www.pharmerica.com/proxy.

FOLD AND DETACH HERE

PharMerica Corporation

1901 Campus Place Louisville , Kentucky 40299 PROXY

THIS PROXY IS SOLICIT ED ON BEHALF OFT HE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE 2010 ANNUAL MEETING OF THE COMPANY’S STOCKHOLDERS.

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby appoints Gregory S. Weishar and Michael J. Culotta, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of PharMerica Corporation (the “Company”) at the Annual Meeting of Stockholders to be held at the Louisville Marriott Downtown, 280 West Jefferson Street, Louisville, Kentucky 40202 on Wednesday, May 26, 2010, at 9:00 a.m. local time, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 .

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments

(Mark the corresponding box on the reverse side)

WO# 73353